Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

DATED AS OF

OCTOBER 4, 2017

AMONG

ICYNENE U.S. HOLDING CORP.,

BLAZE MERGER SUB INC.

AND

LAPOLLA INDUSTRIES, INC.

TABLE OF CONTENTS

ARTICLE I.	[RESERVED] .................................................................................................. 1

ARTICLE II.	THE MERGER ................................................................................................ 1

Section 2.1	The Merger ..................................................................................................... 1

Section 2.2	Effective Time of the Merger ......................................................................... 2

Section 2.3	Certificate of Incorporation ............................................................................ 2

Section 2.4	By-laws .......................................................................................................... 2

Section 2.5	Board of Directors and Officers ..................................................................... 2

Section 2.6	Effects of Merger ............................................................................................ 2

ARTICLE III.	CONVERSION OF SHARES ........................................................................ 2

Section 3.1	Conversion of Shares ...................................................................................... 2

Section 3.2	Adjustment to the Merger Consideration ....................................................... 3

Section 3.3	Exchange of Certificates ................................................................................ 3

Section 3.4	Dissenting Company Shares .......................................................................... 5

Section 3.5	No Further Ownership Rights in the Shares .................................................. 6

Section 3.6	Closing of Company Transfer Books ............................................................. 6

Section 3.7	Stock Options ................................................................................................. 6

Section 3.8	Closing ........................................................................................................... 6

Section 3.9	Necessary Further Actions ............................................................................. 6

ARTICLE IV.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY ............. 6

Section 4.1	Organization, Standing and Power ................................................................. 7

Section 4.2	Capital Structure ......................................................................................... 8

Section 4.3	Subsidiaries and Joint Ventures ........................................................................ 9

Section 4.4	Authority; Non-Contravention .......................................................................... 9

Section 4.5	SEC Documents ............................................................................................... 11

Section 4.6	[Intentionally Omitted] ..................................................................................... 13

Section 4.7	Absence of Certain Events ................................................................................ 13

Section 4.8	Litigation .......................................................................................................... 13

Section 4.9	No Violation of Law ........................................................................................ 13

Section 4.10	Anti-Corruption Matters ............................................................................... 14

Section 4.11	Contracts ........................................................................................................... 17

Section 4.12	Taxes ................................................................................................................. 20

Section 4.13	Employee Benefit Plans; ERISA .................................................................... 22

Section 4.14	Environmental Matters ................................................................................... 24

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Section 4.15	Affiliate Transactions ................................................................................... 25

Section 4.16	Intellectual Property ..................................................................................... 26

Section 4.17	Takeover Statutes ......................................................................................... 27

Section 4.18	Insurance ...................................................................................................... 27

Section 4.19	Real Property ............................................................................................... 27

Section 4.20	Title to Assets ............................................................................................... 28

Section 4.21	Non-Competition ......................................................................................... 28

Section 4.22	Opinion of Financial Advisor ....................................................................... 28

Section 4.23	Brokers and Finders ..................................................................................... 28

Section 4.24	Suppliers, Customers, Distributors and Vendors ......................................... 28

Section 4.25	Products and Warranties .............................................................................. 29

Section 4.26	Voting Requirements ................................................................................... 31

Section 4.27	Information Statement ................................................................................ 31

Section 4.28	No Undisclosed Liabilities ......................................................................... 31

Section 4.29	Other Representations or Warranties .......................................................... 31

ARTICLE V.	REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB ... 32

Section 5.1	Organization, Standing and Power ............................................................. 32

Section 5.2	Sub .............................................................................................................. 32

Section 5.3	Authority; Non-Contravention ................................................................... 32

Section 5.4	Information Statement ................................................................................ 33

Section 5.5	Financing .................................................................................................... 33

Section 5.6	Litigation .................................................................................................... 34

Section 5.7	Brokers ....................................................................................................... 34

Section 5.8	Ownership of Shares .................................................................................. 34

Section 5.9	Solvency ..................................................................................................... 34

ARTICLE VI.	COVENANTS RELATING TO CONDUCT OF BUSINESS ................... 35

Section 6.1	Conduct of Business by the Company Pending the Merger ....................... 35

Section 6.2	Control of the Company’s Operations ........................................................ 38

ARTICLE VII.	ADDITIONAL AGREEMENTS ................................................................ 38

Section 7.1	Approval of the Merger .............................................................................. 38

Section 7.2	Directors’ and Officers’ Indemnification .................................................... 38

Section 7.3	No Solicitation; Etc ..................................................................................... 40

Section 7.4	Stockholder Consent; Preparation of the Information Statement ................ 46

Section 7.5	Access to Information; Confidentiality ....................................................... 47

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Section 7.6	Commercially Reasonable Efforts; Notification ......................................... 48

Section 7.7	Benefit Plans ............................................................................................... 50

Section 7.8	Fees and Expenses ...................................................................................... 51

Section 7.9	Public Announcements ................................................................................ 51

Section 7.10	Sub ............................................................................................................... 51

Section 7.11	Transfer Taxes ............................................................................................ 52

Section 7.12	Section 16 Matters ..................................................................................... 52

Section 7.13	Transaction Litigation ................................................................................ 52

Section 7.14	Financing Cooperation ............................................................................... 52

Section 7.15	Resignation of Directors ......................................................................... 54

Section 7.16	De-Registration of Company Shares; Transition Period SEC Reports ....... 54

Section 7.17	Anti-Takeover Statute ................................................................................ 54

Section 7.18	Termination or Amendment of Affiliate Transactions ................................ 55

Section 7.19	Payoff Letters .............................................................................................. 55

Section 7.20	No Financing Condition .............................................................................. 55

ARTICLE VIII.	CONDITIONS PRECEDENT .................................................................... 55

Section 8.1	Conditions to Each Party’s Obligation to Effect the Merger ...................... 55

Section 8.2	Conditions to Obligations of the Company Under This Agreement ........... 56

Section 8.3	Conditions to Obligations of Parent and Merger Sub Under Agreement ... 56

ARTICLE IX.	TERMINATION, AMENDMENT AND WAIVER ................................... 57

Section 9.1	Termination ................................................................................................. 57

Section 9.2	Effects of Termination ................................................................................. 59

Section 9.3	Amendment ................................................................................................. 61

Section 9.4	Extension; Waiver ....................................................................................... 61

Section 9.5	Procedure for Termination, Amendment, Extension or Waiver .................. 61

ARTICLE X.	MISCELLANEOUS ................................................................................... 61

Section 10.1	Non-Survival of Representations, Warranties and Agreements .................. 61

Section 10.2	Notices ........................................................................................................ 61

Section 10.3	Specific Performance .................................................................................. 62

Section 10.4	Non-Recourse ............................................................................................. 62

Section 10.5	Entire Agreement ........................................................................................ 63

Section 10.6	Governing Law ........................................................................................... 63

Section 10.7	Counterparts ................................................................................................ 63

Section 10.8	Headings and Table of Contents .................................................................. 64

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Section 10.9	No Third Party Beneficiaries ....................................................................... 64

Section 10.10	Incorporation of Exhibits ............................................................................. 64

Section 10.11	Severability .................................................................................................. 64

Section 10.12	Subsidiaries ................................................................................................. 64

Section 10.13	Person .......................................................................................................... 64

Section 10.14	Assignment .................................................................................................. 64

Section 10.15	Relationship of the Parties .......................................................................... 64

Exhibit:
Exhibit A: Equity Commitment Letter (omitted)
Exhibit B: Form of Stockholder Consent (omitted)

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INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement.............................................................................Section 7.3(b)
Acquisition Inquiry............................................................................................................Section 7.3(a)
Acquisition Proposal.........................................................................................................Section 7.3(a)
Acquisition Transaction....................................................................................................Section 7.3(g)
Affiliate................................................................................................................................Section 4.15
Agreement................................................................................................................................Preamble
AML Laws......................................................................................................................Section 4.10(e)
Anti-Corruption Laws.....................................................................................................Section 4.10(a)
Antitrust Division..............................................................................................................Section 7.6(b)
Appraisal Documents............................................................................................................Section 3.4
Authorization Letters..................................................................................................Section 7.14(a)(v)
Bankruptcy and Equity Exception....................................................................................Section 4.4(a)
Benefit Agreement.................................................................................................................Section 4.7
Blocking Prohibition.........................................................................................................Section 8.1(d)
Business Day...................................................................................................................Section 7.16(c)
Certificate of Merger.............................................................................................................Section 2.2
Closing Date..........................................................................................................................Section 3.8
Closing...................................................................................................................................Section 3.8
Code..................................................................................................................................Section 4.2(b)
Common Stock Certificates..............................................................................................Section 3.1(b)
Common Stock......................................................................................................................Section 3.1
Company 10-Q..................................................................................................................Section 4.5(a)
Company Board................................................................................................................Section 4.4(a)
Company By-laws.............................................................................................................Section 4.1(b)
Company Charter..............................................................................................................Section 4.1(b)
Company Financial Advisor................................................................................................Section 4.22
Company Financial Statements.........................................................................................Section 4.5(a)
Company Insurance Policies...............................................................................................Section 4.18
Company IP Rights.........................................................................................................Section 4.16(b)
Company Permits..............................................................................................................Section 4.9(c)
Company Personnel...............................................................................................................Section 4.7
Company SEC Documents................................................................................................Section 4.5(a)
Company Stock Documents..............................................................................................Section 3.1(b)
Company Stock Plan.............................................................................................................Section 3.7
Company Stockholders.....................................................................................................Section 4.4(a)
Company...................................................................................................................................Preamble
Confidentiality Agreement..................................................................................................Section 10.5
Consent.............................................................................................................................Section 4.4(b)
Contract.............................................................................................................................Section 4.4(b)
control..................................................................................................................................Section 4.15
De Minimis Warranties.....................................................................................................Section 8.3(a)
Debt Financing Sources..................................................................................................Section 7.14(d)
Debt Financing................................................................................................................Section 7.14(c)
DGCL....................................................................................................................................Section 2.1
Dissenting Company Shares..................................................................................................Section 3.4

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Effect.....................................................................................................................................Section 2.1
Effective Time.......................................................................................................................Section 3.4
Employee Benefit Plans..................................................................................................Section 4.13(a)
Environmental Claim......................................................................................................Section 4.14(b)
Environmental Law.........................................................................................................Section 4.14(c)
Equity Commitment Letter...............................................................................................Section 5.5(b)
Equity Financing...............................................................................................................Section 5.5(a)
ERISA Affiliate...............................................................................................................Section 4.13(a)
ERISA.............................................................................................................................Section 4.13(a)
Exchange Act....................................................................................................................Section 4.4(b)
Exchange Fund.................................................................................................................Section 3.3(b)
FCPA...............................................................................................................................Section 4.10(a)
FTC...................................................................................................................................Section 7.6(b)
Fundamental Warranties....................................................................................................Section 8.3(a)
Governmental Entity.........................................................................................................Section 4.4(b)
Grant Date.........................................................................................................................Section 4.2(b)
Guidelines and Procedures..............................................................................................Section 4.25(e)
Hazardous Substance......................................................................................................Section 4.14(d)
HSR Act............................................................................................................................Section 7.6(a)
Indebtedness....................................................................................................................Section 4.11(d)
Indemnified Parties...........................................................................................................Section 7.2(b)
Indemnified Party..............................................................................................................Section 7.2(b)
Information Statement......................................................................................................Section 7.4(b)
IP Rights..........................................................................................................................Section 4.16(a)
Joint Venture Interests.......................................................................................................Section 4.3(b)
Knowledge of the Company..............................................................................................Section 4.4(d)
Law....................................................................................................................................Section 4.1(c)
Laws..................................................................................................................................Section 4.1(c)
Leased Real Property...........................................................................................................Section 4.19
Legal Proceeding...............................................................................................................Section 4.4(c)
Liabilities.............................................................................................................................Section 4.28
Liability................................................................................................................................Section 4.28
Licensed IP Rights..........................................................................................................Section 4.16(b)
Liens..................................................................................................................................Section 4.4(b)
Material Adverse Effect....................................................................................................Section 4.1(a)
Material Customers..............................................................................................................Section 4.24
Material Distributors............................................................................................................Section 4.24
Material Employment Agreement...................................................................................Section 4.13(a)
Material Suppliers................................................................................................................Section 4.24
Material Vendors..................................................................................................................Section 4.24
Merger Consideration.......................................................................................................Section 3.1(b)
Merger.........................................................................................................................................Recitals
Occurrence......................................................................................................................Section 4.25(c)
OFAC..............................................................................................................................Section 4.10(c)
Option Notice Date................................................................................................................Section 3.7
Option....................................................................................................................................Section 3.7

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Options...................................................................................................................................Section 3.7
OTC.................................................................................................................................Section 7.16(a)
Outside Date..................................................................................................................Section 9.1(b)(i)
Owned IP Rights.............................................................................................................Section 4.16(b)
Parent........................................................................................................................................Preamble
Paying Agent..........................................................................................................................Section 3.3
PCBs...............................................................................................................................Section 4.14(d)
Permitted Liens...............................................................................................................Section 4.11(e)
Person................................................................................................................................Section 10.13
Pre-Closing Period............................................................................................................Section 7.3(a)
Product Liability Lawsuits..............................................................................................Section 4.25(b)
Products...........................................................................................................................Section 4.25(a)
Real Property Leases...........................................................................................................Section 4.19
Recommendation Change..............................................................................................Section 7.3(e)(i)
Registration.......................................................................................................................Section 4.4(b)
Representatives.................................................................................................................Section 7.3(a)
Restricted Stock................................................................................................................Section 4.2(a)
Retrofits...........................................................................................................................Section 4.25(b)
Sanctioned Country.........................................................................................................Section 4.10(c)
Sanctioned Persons.........................................................................................................Section 4.10(c)
Sanctions.........................................................................................................................Section 4.10(f)
Sarbanes-Oxley Act..........................................................................................................Section 4.5(c)
SEC...................................................................................................................................Section 4.5(a)
Solvent...................................................................................................................................Section 5.9
Specified Contracts..............................................................................................................Section 4.11
Specified Date...................................................................................................................Section 4.2(a)
Specified Definitive Acquisition Agreement...............................................................Section 7.3(e)(iv)
Standard Terms...............................................................................................................Section 4.25(d)
Stockholder Approval..........................................................................................................Section 4.26
Stockholder Consent.........................................................................................................Section 7.4(a)
Sub............................................................................................................................................Preamble
Subsidiary..........................................................................................................................Section 10.12
Superior Proposal Notice.............................................................................................Section 7.3(e)(iv)
Superior Proposal Termination..........................................................................................Section 9.1(f)
Superior Proposal..........................................................................................................Section 7.3(b)(i)
Surviving Corporation...........................................................................................................Section 2.1
Tax Return.......................................................................................................................Section 4.12(h)
Tax...................................................................................................................................Section 4.12(h)
Taxes...............................................................................................................................Section 4.12(h)
Transfer Taxes......................................................................................................................Section 7.11
Transition Period SEC Report.........................................................................................Section 7.16(b)
U.S. GAAP........................................................................................................................Section 4.5(a)
Uncertificated Shares.............................................................................................................Section 3.3
Voting Agreement.......................................................................................................................Recitals
Voting Agreements......................................................................................................................Recitals

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AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 4, 2017, is made by and among Icynene U.S. Holding Corp., a Delaware corporation (“Parent”), Blaze Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), and Lapolla Industries, Inc., a Delaware corporation (the “Company”).
WITNESSETH:
WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;
WHEREAS the Board of Directors of each of the Company, Parent and Sub deems it in the best interests of their respective stockholders to consummate the merger (the “Merger”), on the terms and subject to the conditions set forth in this Agreement, of Sub with and into the Company in which the Company would survive and become a wholly owned subsidiary of Parent, and such boards of directors have approved this Agreement, declared its advisability and recommended that this Agreement be adopted by the stockholders of the Company or Sub, as applicable;
WHEREAS, pursuant to the Merger, each issued and outstanding share of Common Stock not owned directly or indirectly by Parent or the Company, except Shares held by holders who comply with the provisions of the DGCL regarding the right of stockholders to dissent from the Merger and require appraisal of their shares of Common Stock, will be converted into the right to receive the Merger Consideration;
WHEREAS, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company are entering into voting agreements in favor of Parent (each a “Voting Agreement” and collectively, the “Voting Agreements”); and
WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:
ARTICLE I.
[RESERVED]

ARTICLE II.
THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (“DGCL”), at the Effective Time (as hereinafter defined), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease, and the Company, as the corporation surviving the Merger (the “Surviving Corporation”), shall by virtue of the Merger continue its corporate existence under the Laws of the State of Delaware.

Section 2.2    Effective Time of the Merger. The Merger shall become effective at the date and time (the “Effective Time”) when a certificate of merger (the “Certificate of Merger”) meeting the requirements of the DGCL shall have been duly executed and filed in accordance with such Section, or at such other time as is specified in the Certificate of Merger in accordance with the DGCL, which Certificate of Merger shall be filed as soon as practicable following the Closing on the Closing Date.

Section 2.3    Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated to read as the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, until duly amended as provided therein, herein and by applicable Law, except that (i) the name of the Surviving Corporation shall be the name of the Company and (ii) the provisions related to indemnification shall be consistent with the requirements set forth in Section 7.2(a).

Section 2.4    By-laws. The bylaws of Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter changed or amended in accordance with their terms and as provided by Law and this Agreement.

Section 2.5    Board of Directors and Officers. The directors of Sub and the officers of the Company listed on Schedule 2.5 shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation, in each case until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, in accordance with the Surviving Corporation’s Certificate of Incorporation and By-Laws.

Section 2.6    Effects of Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

ARTICLE III.
CONVERSION OF SHARES

Section 3.1    Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company, any holders of shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company or the holder of any shares of common stock of Sub:

(a)Each outstanding share of Common Stock that is held in the treasury of the Company immediately prior to the Effective Time and any shares of Common Stock owned immediately prior to the Effective Time by Parent, Sub or any other wholly owned Subsidiary of Parent shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b)Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be canceled in accordance with Section 3.1(a) and other than Dissenting Company Shares (as defined in Section 3.4)) shall be converted into the right to receive from the Surviving Corporation an amount in cash, without interest, equal to $1.03 (the “Merger Consideration”). All such shares of Common Stock, at the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired, and shall cease to exist and each holder of such shares, whether represented by certificate or certificates (the “Common Stock Certificates”) or uncertificated shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

(c)Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become at the Effective Time one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 3.2    Adjustment to the Merger Consideration. The Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reclassification, combination, exchange of shares or other like change with respect to Common Stock occurring, or with a record date, on or after the date hereof and prior to the Effective Time, and such adjustment to the Merger Consideration shall provide to the holders of Common Stock the same economic effect as contemplated by this Agreement prior to such action provided, however, that nothing in this Section 3.2 shall be construed to permit the Company to take any action that is otherwise prohibited or restricted under this Agreement.

Section 3.3    Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as paying agent hereunder (the “Paying Agent”) for the payment of the Merger Consideration upon surrender of the Common Stock Certificates or evidence of ownership of uncertificated shares of Common Stock (the “Uncertificated Shares”). Parent will enter into a paying agent agreement in form and substance reasonably acceptable to the Company prior to the Effective Time. All of the fees and expenses of the Paying Agent shall be borne by Parent.

(b)    Surviving Corporation to Provide Funds. Prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, Parent or Sub shall deposit with the Paying Agent cash in an aggregate amount sufficient to pay the Merger Consideration for all shares of Common Stock other than shares to be cancelled pursuant to Section 3.1(a), and Dissenting Company Shares (such amounts, the “Exchange Fund”). The Paying Agent shall cause the Exchange Fund to be (i) held for the benefit of the applicable holders of shares of Common Stock and (ii) subject to Section 3.3(c) promptly applied to making the payments provided for in Section 3.1. The Exchange Fund shall not be used for any purpose that is not provided for herein. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Parent, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest, commercial paper obligations receiving the highest rating from either Moody’s Investors Service, Inc. or Standard & Poor’s or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available), or a combination thereof, provided that, in any such case, no such instrument shall have a maturity exceeding three months. Any interest and other income resulting from such investments shall be kept in the Exchange Fund. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments. Any portion of the Exchange Fund (including the proceeds of any interest and other income received by the Paying Agent in respect of such funds) that remains undistributed to the holders of shares of Common Stock nine months after the Effective Time of the Merger shall be delivered to Parent at such time. Thereafter, holders of shares of Common Stock shall look only to Parent (subject to the terms of this Agreement) as a general creditor for payment of the Merger Consideration, without interest, upon the surrender of any Common Stock Certificates or evidence of ownership of Uncertificated Shares held by them.

(c)    Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Common Stock, other than holders of shares to be cancelled pursuant to Section 3.1(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Common Stock shall pass, only upon actual delivery of such Common Stock free and clear of Liens to the Paying Agent, and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of such Common Stock Certificates and Uncertificated Shares in exchange for the Merger Consideration. Upon surrender of a Common Stock Certificate (or delivery of such customary affidavits and indemnities with respect to a lost certificate which the Paying Agent and/or the Company’s transfer agent may reasonably require) or, in the case of the Uncertificated Shares, other such other evidence, if any, of transfer as the Paying Agent may reasonably request for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Common Stock Certificate or Uncertificated Shares shall be entitled to receive in exchange therefor the amount of cash into which the shares of Common Stock theretofore represented by such Common Stock Certificate or the Uncertificated Shares shall have been converted pursuant to Section 3.1Section 3.1, and the Common Stock Certificates so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the cash payable upon the surrender of any Common Stock Certificate or Uncertificated Shares. In the event of a transfer of ownership of Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Common Stock Certificate or Uncertificated Shares so surrendered is registered, if such Common Stock Certificate or Uncertificated Shares shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of such Common Stock Certificate or Uncertificated Shares or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.3, each Common Stock Certificate or Uncertificated Shares (other than Common Stock Certificates representing Dissenting Company Shares or shares to be cancelled pursuant to Section 3.1(a)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of Merger Consideration, without interest, into which the shares of Common Stock theretofore represented by such Common Stock Certificate or Uncertificated Shares shall have been converted pursuant to Section 3.1. If any Common Stock Certificate or Uncertificated Shares shall not have been surrendered prior to six years after the Effective Time (or immediately prior to such time on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Common Stock Certificate or Uncertificated Shares shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Paying Agent, Parent, the Company, Sub or the Surviving Corporation or any party hereto shall be liable to any former stockholder of the Company for any cash or interest delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or any other amounts otherwise payable pursuant to this Agreement to any holder of shares of Common Stock (or Common Stock Certificates or Uncertificated Shares) or Options such amounts as it is required to deduct and withhold, if any with respect to the payment of such consideration under all applicable Tax Laws and pay such withholding amount over to the appropriate Tax authority. To the extent that amounts are so properly withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of a Common Stock Certificate or holder of Uncertificated Shares formerly representing shares of Common Stock.

Section 3.4    Dissenting Company Shares. Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, shares of Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by any holder who is entitled to demand and who have properly exercised appraisal rights with respect thereto in accordance with, and who complied in all respects with, Section 262 of the DGCL (the “Dissenting Company Shares”) will not be exchangeable for the right to receive the Merger Consideration, and holders of such shares will be entitled to receive payment of the appraised value of such shares in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. At the Effective Time, the Dissenting Company Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or evidence of shares in book-entry form that immediately prior to the Effective Time represented Dissenting Company Shares shall cease to have any rights with respect thereto, except the right to receive the appraised value of such shares in accordance with the provisions of such Section 262. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by such Section 262, such shares will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. Upon the Company’s receipt of any appraisal demand in accordance with the provisions of such Section 262, withdrawals of any such demands and any other related instruments served pursuant to the DGCL (collectively, the “Appraisal Documents”) that are received by the Company, the Company shall promptly provide Parent with a copy of such Appraisal Documents and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such appraisal demand or offer to settle or settle any such appraisal demand.

Section 3.5    No Further Ownership Rights in the Shares. From and after the Effective Time, the holders of shares of Common Stock which were outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock except as otherwise provided in this Agreement or by applicable Law. All cash paid upon the surrender of Common Stock Certificates and Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock.

Section 3.6    Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Common Stock outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, Common Stock Certificates representing shares of Common Stock outstanding immediately prior to the Effective Time are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

Section 3.7    Stock Options.

(a)    Within one (1) Business Day of the date hereof (the “Option Notice Date”), the Company shall deliver a written notice to each holder of options to purchase shares of Common Stock under the Company’s Equity Incentive Plan (the “Company Stock Plan”) or otherwise (individually, an “Option” and collectively, the “Options”) outstanding as of the date hereof, which notice shall inform such holder that any unexercised and/or unvested portions of his or her Options outstanding as of the Option

Notice Date shall have become immediately exercisable and vested in full as of the Option Notice Date and shall remain vested and exercisable for a period of least thirty (30) days prior to the Closing Date and that the exercise and/or vesting of any Option that is permissible solely by reason of this Section 3.7(a) shall be conditioned upon the consummation of the Merger. Such notice shall also inform such holder of the effect of the Merger on his or her Options and set forth such holder’s rights with respect to his or her Options under the Company Stock Plan or otherwise and the treatment of his or her Options pursuant to this Section 3.7.

(b)    By virtue of the Merger and without any action on the part of Parent, Sub, the Company or any holders of any securities thereof, all Options outstanding immediately prior to the Effective Time, whether or not then vested and/or exercisable, shall be canceled at the Effective Time and each holder of an Option will be entitled to receive from the Surviving Corporation, for each share of Common Stock subject to an Option, an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Option, without interest. All amounts payable pursuant to this Section 3.7 shall be subject to all applicable withholding of Taxes and shall be paid through the payroll systems of the Surviving Corporation promptly following the Effective Time. The Company shall take all actions necessary to effectuate the foregoing.

Section 3.8    Closing. The consummation of the Merger (the “Closing”) shall take place at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, NY 10012, at 9:30 a.m. New York time on the second Business Day after the day on which the last of the conditions set forth in Article VIII (other than those that by their terms can only be fulfilled at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at Closing) is fulfilled or (to the extent permitted by Law) waived by the party entitled to waive such condition or at such other time and place as Parent and the Company shall agree in writing; provided that without the written consent of Parent, the Closing shall not occur on a date that is less than sixty (60) days after the date hereof. The date on which the closing occurs is referred hereto as the “Closing Date.”

Section 3.9    Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the directors and officers of the Surviving Corporation are fully authorized in the name and on behalf of the Company and the Company Stockholders to take all such lawful and necessary action.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Sub, as of the date hereof and as of the Closing Date, except (i) as set forth in the Company SEC Documents (as hereinafter defined) filed and publicly available prior to the date of this Agreement and excluding any disclosures set forth therein to the extent they are cautionary, predictive or forward-looking statements (including under the captions “Risk Factors” or “Forward-Looking Statements”) and excluding the exhibits and schedules to such Company SEC Documents (it being understood that any disclosure in the Company SEC Documents shall be deemed disclosed with respect to any section of this Article IV only to the extent that it is readily apparent from the reading of such disclosure that it is applicable to such section); provided that the Company SEC Documents shall not qualify the representations and warranties in Section 4.2, Section 4.4, Section 4.22, Section 4.23 or Section 4.26 and

(ii) as set forth in the Disclosure Schedule delivered to Parent on the date of this Agreement (it being agreed that disclosure of any item on the Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of this Agreement if the relevance of such item to such section or subsection is readily apparent on the face of such disclosure), as follows:
Section 4.1    Organization, Standing and Power.
(a)    The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated. The Company has the requisite power and authority to own, lease and operate its properties and assets and to carry on their respective businesses as now being conducted. The Company is duly qualified to do business and in good standing in each jurisdiction in which the properties or assets owned, leased or operated by it or the business conducted by it requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any change, circumstance, event, occurrence, condition or effect (each, an “Effect”), that, when considered either individually or in the aggregate, is, or would reasonably be expected to have, a materially adverse effect (A) on the business, condition (financial or otherwise), results of operations or assets of the Company, other than any Effect arising out of or resulting from (a) a decrease in the market price of shares of Common Stock (it being understood that the exception in this clause (a) shall not prevent or otherwise affect the underlying cause of any such decrease (to the extent not otherwise falling within any of the other exceptions in clauses (b) through (i)) from being taken into account in determining whether a Material Adverse Effect has occurred), (b) any change in general political conditions or general conditions in the economy or the financial, debt, credit or securities markets in the United States, including interest rates or exchange rates, or any changes therein, (c) changes in general legal, Tax, or regulatory conditions in the United States or any other countries or regions in which the Company does business, (d) changes in applicable Law, U.S. GAAP or accounting standards or interpretations thereof, (e) any outbreak, continuation or escalation of war (whether or not declared) or any act of war, terrorism, sabotage, armed hostility or similar act of calamity or any material worsening of such conditions existing as of the date of this Agreement, (f) general conditions in the industries in which the Company operates, or any changes therein, (g) any hurricane, earthquake, flood, or other natural disasters, (h)  the execution, delivery or performance of this Agreement, or the announcement or consummation of the Merger, including any litigation resulting therefrom, or the impact thereof on relationships, contractual or otherwise, of the Company with customers, suppliers, vendors, lenders, joint venture partners or employees, provided that the Effect of a termination, cancellation or acceleration of any obligation or loss of material benefit under any Contract triggered by the consummation of the Merger that is otherwise not set forth in Section 4.4(b) of the Disclosure Schedule may be taken into account in determining whether a Material Adverse Effect has occurred, (i) any action taken by the Company at the request or with the consent of Parent, except in each case to the extent such effects directly or indirectly resulting from or arising out of the matters described in clauses (a) through (i) above disproportionately affect the Company as compared to other companies operating in a similar industry as the Company or in the same countries or regions of the world in which the Company conducts business (in which case, such effects shall be taken into account when determining whether a “Material Adverse Effect” has occurred or is reasonably likely to occur) or (B) the ability of the Company to consummate the Merger and to perform its obligations hereunder.

(b)    The Company has made available to Parent and Sub true, correct and complete copies of the certificate of incorporation of the Company (the “Company Charter”) and bylaws of the Company (the “Company By-laws”), each as in effect as of the date of this Agreement. Each of the Company Charter and the Company By-laws is in full force and effect, and the Company is not in violation of any of the provisions of such documents. The Company has made available to Parent and Sub true, correct and complete copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of stockholders, the Company Board and each committee of the Company Board held since January 1, 2014.
(c)    For purposes of this Agreement, “Law” or “Laws” shall mean any and all applicable federal, state, local, national, municipal, provincial, foreign or other law, statute, constitution, principle of common law, ordinance, code, decree, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.
Section 4.2    Capital Structure.
(a)    The authorized capital stock of the Company consists of 140,000,000 shares of Common Stock and 2,000,000 shares of preferred stock. As of the close of business on October 4, 2017 (the “Specified Date”), 127,816,247 shares of Common Stock were issued and outstanding all of which were duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights. As of the close of business on the Specified Date, there were no issued and outstanding shares of Common Stock subject to forfeiture restrictions, repurchase or redemption by the Company or other restrictions (“Restricted Stock”). No shares of Common Stock are held as treasury shares. There are no shares of preferred stock outstanding.
(b)    As of the close of business on the Specified Date, the Company had outstanding, Options to purchase an aggregate of 8,707,500 shares of Common Stock at a weighted average exercise price of $0.427 per share. All of the Options have been issued pursuant to the Company Stock Plan, and other than the Company Stock Plan, there is no plan, contract or other arrangement providing for the issuance of Options. Section 4.2(b) of the Disclosure Schedule sets forth a schedule, as of the close of business on the Specified Date, of all outstanding Options, the number of shares of Common Stock subject to each Option, the grant date, the exercise price per share, vesting schedule and expiration date of each such Option, the name of the holder thereof, an indication of whether or not each such holder is a current director or employee of the Company or any of its Affiliates and whether or not such Option (or any portion thereof) is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). With respect to the Options, (i) each grant of an Option was duly authorized no later than the date on which the grant of such Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board, or a committee thereof, (ii) each such grant was made in accordance with the terms and conditions of the Company Stock Plan and all applicable Laws, (iii) the per share exercise price of each Option was not less than the fair market value of a share of Common Stock on the applicable Grant Date. Other than the outstanding Options set forth on Section 4.2(b) of the Disclosure Schedule, no Person has an offer letter or other Contract or Employee Benefit Plan that contemplates a grant of, or right to purchase or receive: (i) Options or other equity-based awards with respect to the Common Stock or other equity interests of the Company or (ii) other securities of the Company, that in each case, have not been issued or granted as of the date of this Agreement. The treatment of the Options provided in Section 3.7 complies with all applicable Laws and the terms and conditions of the Company Stock Plan and the applicable grant agreements evidencing the Options. As of the date of this Agreement, other than the outstanding Options, there are no outstanding rights of any person to receive Common Stock under the Company Stock Plan or otherwise, on a deferred basis or otherwise.

(c)    As of the date hereof, except as otherwise set forth in this Section 4.2, there are no outstanding or existing (i) shares of capital stock of, or other securities or voting interest in, the Company, (ii) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character to which the Company is a party obligating the Company to issue, transfer or sell any shares of capital stock or other equity interest or security in the Company or securities convertible into or exercisable or exchangeable for such shares, securities or equity interests relating to or based on the value of the equity securities of the Company , (iii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock of the Company, or (iv) voting trusts or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company. Since the close of business on the Specified Date through the date hereof, the Company has not issued any shares of Common Stock or other class of equity security (other than shares issued in connection with the exercise of Options). Except as set forth on Section 4.2(c) of the Disclosure Schedule, there are no outstanding Contractual obligations or other commitments, agreements or arrangements of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Except as set forth on Section 4.2(c) of the Disclosure Schedule, the Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any securities of the Company.
(d)There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which shareholders of the Company may vote.

Section 4.3    Subsidiaries and Joint Ventures.

(a)    Subsidiaries. The Company does not own any outstanding shares of capital stock of, or other equity interests in, any Person or otherwise have, any Subsidiaries.

(b)    Section 4.3(b) of the Company Disclosure Letter sets forth a true and complete list of all share capital, membership interests, partnership interests, Joint Venture Interests and other equity interests in any Person owned, directly or indirectly, by the Company as of the date of this Agreement. The term “Joint Venture Interests” means interests in any corporation or other Person (including partnership, limited liability company and other business association) in which the Company owns an equity or economic interest.

Section 4.4    Authority; Non-Contravention.

(a)    The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and to consummate the Merger. Assuming the accuracy of the representations set forth in Section 5.8, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger has been duly authorized by all necessary corporate action on the part of the Company and, assuming the Stockholder Approval has been obtained, no other corporate proceeding on the part of the Company is necessary to adopt or authorize this Agreement or to consummate the Merger (other than the filing of the Certificate of Merger pursuant to Section 2.2). This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery of this Agreement by Parent and Sub, as applicable) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general application, now or hereafter in effect, affecting or relating to enforcement of creditors’ rights generally or by general principles of equity, whether considered in any Legal Proceeding at Law or in equity (the “Bankruptcy and Equity Exception”). At a meeting duly called and held prior to the execution of this Agreement, the board of directors of the Company (the “Company Board”) duly and unanimously adopted and approved this Agreement, declared this Agreement advisable, approved the execution, delivery and performance of this Agreement and the consummation by the Company of the Merger, determined that this Agreement and the Merger are fair to, and in the best interests of, the Company and the stockholders of the Company (the “Company Stockholders”), and resolved to recommend (subject to its right to change its recommendation if required by its fiduciary duties in accordance with this Agreement) that the Company Stockholders consummate the Merger, which resolutions have not been subsequently withdrawn, amended or modified (but without limitation of the terms set forth in Section 7.3).

(b)    Except as set forth in Section 4.4(b)(i) of the Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the Merger and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or trigger or change any rights or obligations (including any increase in payments owed) or require the consent of any Person under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under, any provision of (i) the certificate of incorporation, by-laws or other organizational or governing documents, as applicable, of the Company (including but not limited to, the Company Charter and the Company By-laws), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, lien or other contract, agreement, instrument, permit or license, in each case, whether written or oral (each a “Contract”) to which the Company is a party or by which any of its respective properties or assets are bound or affected, or (iii) any Law applicable to the Company or any of its respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or pledges, liens, charges, mortgages, leases, options, easements, purchase rights, rights of first refusal, conditional sale agreements, covenants, exclusive licenses, encumbrances and security interests or other similar restrictions (including restrictions on transfer) (“Liens”) that, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect, materially impair the ability of the Company to perform its material obligations hereunder or prevent the consummation of the Merger. No registration, declaration or filing with (each, a “Registration”) or authorization, permit, consent or approval (each, a “Consent”) of any domestic (federal or state), foreign or supranational, court, arbitrator, commission, governmental body, regulatory or administrative agency or tribunal (each a “Governmental Entity”) or any self-regulatory organization (including FINRA) is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger to be completed by it, except for (A)  compliance with the provisions of the Securities Act of 1934, as amended (the “Exchange Act”) and the rules of any self-regulatory organization (including FINRA), (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (C) the HSR Act and those similar foreign and supranational Laws relating to antitrust and anti-competition clearances, filings or notices set forth on Section 4.4(b)(ii) of the Disclosure Schedule, (D) those matters, including but not limited to, regulatory consents, approvals and waivers, set forth in Section 4.4(b) of the Disclosure Schedule, (E) as may be required in connection with the Taxes described in Section 7.11, and (F) such other Consents or Registrations the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect, materially impair the ability of the Company to perform its material obligations hereunder or prevent the consummation of the Merger.

(c)    As used in this Agreement, “Legal Proceeding” means any claim, lawsuit, litigation, arbitration or other similarly formal legal proceeding (in each case, whether civil, criminal or administrative), brought by or pending before any Governmental Entity.

(d)    As used in this Agreement, “Knowledge of the Company” means the actual knowledge of Harvey Schnitzer, Douglas Kramer and Jomarc Marukot, after reasonable due inquiry.

Section 4.5    SEC Documents.

(a)    (i) Since December 31, 2015, the Company has timely filed or furnished all documents with the U.S. Securities and Exchange Commission (“SEC”) required to be filed or furnished by the Company under the Securities Act or the Exchange Act (the “Company SEC Documents”). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and as of their respective dates and except as amended or supplemented prior to the date hereof, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent, Sub or their respective Subsidiaries for inclusion in the Company SEC Documents. The audited consolidated financial statements of the Company, including the related notes, included in the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2016 and the unaudited financial statements of the Company included in the Company’s Quarterly Report on Form 10-Q (the “Company 10-Q”) for the quarterly period ended June 30, 2017 (collectively, the “Company Financial Statements”), comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) (except, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate would not be material to the Company, and to any other adjustments set forth therein) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company as at the dates thereof and the results of its operations, cash flows and changes in financial position for the periods then ended (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC). The Company has made available to Parent and Sub copies of all comment letters received by the Company from the SEC since December 31, 2015 and relating to the Company SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Documents and none of the Company SEC Documents is the subject of any ongoing SEC review and (ii) there are no formal or, to the Knowledge of the Company, informal inquiries or investigations by the SEC or any other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of the Company, threatened, in each case involving the Company (other than as set forth in the Disclosure Schedule).

(b)    Except as set forth in Section 4.5(b) of the Disclosure Schedule, the Company has not had at June 30, 2017 or has incurred since that date any Liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except (i) Liabilities, obligations or contingencies (A) which are reflected or reserved against in the Company Financial Statements or otherwise disclosed in the notes thereto or (B) which were incurred since June 30, 2017 in the ordinary course of business and consistent with past practices, (ii) Liabilities, obligations or contingencies arising under this Agreement or incurred in connection with the Merger, (iii) Liabilities, obligations or contingencies which, individually or in the aggregate would not have or reasonably be expected to have a Material Adverse Effect, or (iv) Liabilities, obligations or contingencies which have been discharged or paid in full prior to the date hereof.

(c)    The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (collectively, the “Sarbanes-Oxley Act”) applicable to it. There have been no violations of provisions of the Company’s code of ethics. The Company has made all certifications and statements required by Sections 302 and 906 of the Sarbanes-Oxley Act and Rules 13a-14 and 15d-14 of the Exchange Act with respect to the Company’s filings pursuant to the Exchange Act, and the statements contained in such certifications were accurate as of the date they were made. The Company has no outstanding, nor has (since the Company was subject thereto) the Company arranged any outstanding “extension of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act. The Company is not a party to or bound by, or has any commitment to become a party to or bound by, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the purpose or intended or known result or effect of such joint venture, partnership or Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company in the Company’s published financial statements or other SEC Documents.

(d)    The Company has established and maintains disclosure controls and procedures (as such terms are defined in Rule 13a-15 under the Exchange Act) that satisfy the requirements of Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are effective in ensuring that information required to be disclosed by the Company in the Company SEC Documents that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.

(e)The Company has established and maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act), which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of management and the Company Board and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company.

(f)The Company’s management has completed an assessment of the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.  Based on the Company’s management’s most recently completed evaluation of the Company’s internal control over financial reporting, (i) the Company had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) to the Knowledge of the

Company, the Company does not have any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(g)Since January 1, 2016, neither the Company nor, to the Knowledge of the Company, the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, in each case which has not been subsequently remediated, or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company. The Company has made available to Parent true and complete copies of any material written materials provided to the Company’s auditors or the audit committee of the Company Board relating to each of the foregoing.

Section 4.6    [Intentionally Omitted].

Section 4.7    Absence of Certain Events. Except as otherwise expressly contemplated by this Agreement, from June 30, 2017 through the date of this Agreement, (a) the Company has operated its respective business in all material respects in the ordinary course consistent with past practice, (b) the Company has not taken any action that, if taken after the date hereof, would constitute a breach of or require a consent under Section 6.1 and (c) there has not been or occurred, and no circumstances have existed or exist that constitute or would reasonably be expected to result in, a Material Adverse Effect.

Section 4.8    Litigation. Section 4.8 of the Disclosure Schedule sets forth a list of each Legal Proceeding or investigation pending or, to the Knowledge of the Company, threatened by or against the Company as of the date of this Agreement (i) for money damages that would reasonably be expected to be in excess of $100,000, (ii) that seeks injunctive relief or (iii) that would reasonably be expected to give rise to any legal restraint on or prohibition against the Merger or the other transactions contemplated by this Agreement. As of the date hereof, there is no Legal Proceeding to which the Company is a party, or involving any of their respective properties or assets or any of their respective directors or officers in their capacities as such, pending or, to the Knowledge of the Company, threatened that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company is not subject to any outstanding order, writ, injunction, judgment or decree of any Governmental Entity or arbitrator unrelated to this Agreement that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, there is no Legal Proceeding to which the Company is a party pending, or to the Knowledge of the Company, threatened seeking to prevent the Merger.

Section 4.9    No Violation of Law.

(a)    The Company is not, or since January 1, 2015, has not been, in material violation of or has been given written notice of any violation of, any Law.

(b)    No formal, or to the Knowledge of the Company, informal inquiry, investigation or review by any Governmental Entity is pending or, to the Knowledge of the Company, threatened against the Company or involving any of its respective properties or assets or any of their respective directors or officers in their capacities as such, nor, to the Knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

(c)    Section 4.9(c) of the Disclosure Schedule sets forth, as of the date of this Agreement, a list of all Company Permits that are material to the Company. The Company has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its businesses in all material respects as presently conducted (collectively, the “Company Permits”), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect. The Company is not, and has not, in the past two years been, in violation of the terms of any Company Permit, except for delays in filing reports or violations which would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect. No suspension or cancellation of any Company Permit is pending or, to the Knowledge of the Company, threatened which would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication during the past two years from any person that alleges that the Company is not in compliance in all material respects with, or is subject to material Liability under, any Company Permits, Law or judgment or relating to the revocation or modification of any material Company Permits.

Section 4.10    Anti-Corruption Matters.

(a)    Neither the Company nor, to the Knowledge of the Company, the Company’s Representatives has, since January 1, 2015, taken any action that would cause any of the foregoing to be in material violation of any of the applicable provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd-1, et seq.) (the “FCPA”), the U.S. Travel Act, U.K. Bribery Act of 2010, Organization of Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and all applicable anti-bribery, anti-corruption and anti-money laundering laws (collectively, hereinafter, the “Anti-Corruption Laws”).

(b)    Neither the Company nor, to the Knowledge of the Company, any of the Representatives of the Company has, directly or indirectly, made, offered, promised or authorized, or caused to be made, offered, promised or authorized, and will not make, offer, promise or authorize, or cause to be made, offered, promised or authorized, any payment, contribution, gift or favor of anything of value, including but not limited to money, property or services, (i) as a kickback, gratuity or bribe to any foreign official as defined in the FCPA, or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office, except for personal political contributions not involving the use of funds of the Company. Neither the Company nor, to the Knowledge of the Company, any of the Representatives of the Company (i) is under investigation for any potential violation of the Anti-Corruption Laws, or (ii) has received any notice or other communication (in writing or otherwise) from any Governmental Entity regarding any actual, alleged, or potential violation of, or failure to comply with, Anti-Corruption Laws.

(c)    Neither the Company nor, to the Knowledge of the Company, any of the Representatives of the Company, is (i) a Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, (ii) a Person operating, organized or resident in a country or region which is itself the subject or target of any Sanctions (“Sanctioned Country”) (presently, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine), or (iii) any Person owned or controlled by any Person or Persons specified in (i) or (ii) above or otherwise the target of Sanctions (together, “Sanctioned Persons”). The Company and, to the Knowledge of the Company, any of its stockholders, directors, employees or other Persons that would be required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act or any immediate family members, are in compliance with applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company or any Representative of the Company being designated as a Sanctioned Person. The Company is not engaged directly in any business or transactions with any Sanctioned Person or in any Sanctioned Country, or knowingly engaged in any indirect business or transactions with any Sanctioned Person or in any Sanctioned Country in any manner that would result in the violation of Sanctions by the Company.

(d)    The Company is in compliance in all material respects with applicable export and re-export control laws and regulations, including the Export Administration Regulations maintained by the U.S. Department of Commerce and OFAC.

(e)    (i) The Company is in compliance in all material respects with the anti-money laundering laws, rules, regulations and orders of jurisdictions applicable to the Company (collectively, “AML Laws”), including without limitation, the USA PATRIOT Act and (ii) no Legal Proceeding involving the Company, with respect to AML Laws, is currently pending or, to the Knowledge of the Company, threatened which in each case would be reasonably expected to result in a material violation of this representation.

(f)    As used in this Agreement, “Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the European Union or Her Majesty’s Treasury of the United Kingdom.

Section 4.11    Contracts. (i) Section 4.11 of the Disclosure Schedule sets forth (with specific reference to the subsection of this Section 4.11 to which such Contract relates, including any further subsection) a list as of the date of this Agreement of:

(a)    each Contract pursuant to which the Company has agreed that it or any of its Affiliates will not compete with any Person in any area or to engage in any activity or business, or pursuant to which any material benefit or right is required to be given or lost, or any material penalty or detriment is incurred, as a result of so competing or engaging;

(b)    each Contract to or by which the Company is a party or bound (1) providing for exclusivity, (2) pursuant to which the Company is restricted in any material respect, or (3) which after the Effective Time would restrict Parent or any of its Subsidiaries in any material respect, in each case which exclusivity or restrictions apply to the development, manufacture, marketing, franchising or distribution of their respective products or services or otherwise with respect to the operation of their respective businesses;

(c)    each Contract to or by which the Company is a party or bound or with respect to which the Company has any material obligation with (1) any Affiliate of the Company or immediate family member thereof, (2) any current or former director, officer, employee, contractor or consultant of the Company, (3) any union or other labor organization or (4) any Affiliate of any such foregoing Person (other than, in each case, (I) offer letters or employment agreements that are terminable at will by the Company on not more than thirty (30) days’ notice without penalty both without any penalty and without any obligation of the Company to pay severance, termination pay or other termination benefits and (II) Employee Benefit Plans);

(d)    each Contract under which the Company has incurred any Indebtedness. “Indebtedness” shall mean, with respect to a Person, without duplication, (a) all indebtedness for borrowed money, whether current or funded, secured or unsecured, (b) all indebtedness for the deferred purchase price of property or services (other than personal property, including inventory and services purchased, trade payables, other expense accruals and deferred compensation items arising in the ordinary course of business consistent with past practice), (c) all obligations evidenced by notes, bonds, debentures or other similar instruments, including all outstanding principal, prepayment premiums, if any, and accrued interest, fees and expenses related thereto (other than performance, surety and appeal bonds arising in the ordinary course of business in respect of which such Person’s Liability remains contingent), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all reimbursement, payment or similar obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities and (g) any Liability of others described in clauses (a) through (f) above which such Person has guaranteed or that is otherwise such Person’s legal liability (including pursuant to any keepwell agreement), and including in clauses (a) through (f) above any accrued and unpaid interest or penalties thereon, but in each case, excluding any intercompany arrangements between such Person and its subsidiaries;

(e)    each Contract to or by which the Company is a party or bound creating or granting a Lien (including Liens upon properties or assets acquired under conditional sales, capital leases or other title retention or security devices), other than (1) Liens for taxes assessments and other governmental charges not yet due and payable, that are payable without penalty or that are being contested in good faith and for which adequate reserves have been established, (2) Liens for landlords’, carriers’, warehousemen’s, mechanics’, repairmen’s, workers’ or similar Liens incurred in the ordinary course of business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (3) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations and (4) Liens incurred in the ordinary course of business that are not reasonably likely to adversely interfere in a material way with the use of the properties or assets encumbered thereby (collectively, “Permitted Liens”);

(f)    each Contract to or by which the Company is a party or bound (other than Employee Benefit Plans) containing any provisions contemplating or relating in any way to a “change in control” or similar event with respect to the Company, including provisions requiring consent or approval of, or notice to, any Governmental Entity or other person in the event of a change in control of the Company, or otherwise having the effect of providing that the consummation of the Merger or any of the other transactions contemplated by this Agreement or the execution, delivery or effectiveness of this Agreement will materially conflict with, result in a material violation or material breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract, or give rise under such Contract to any right of, or result in, a termination, right of first refusal, material amendment, revocation, cancelation or material acceleration of any obligation, or a loss of a material benefit or the creation of any material Lien upon any of the properties or assets of the Company, Parent or any of its respective Subsidiaries, or to any increased, guaranteed, accelerated or additional material rights or material entitlements of any person;

(g)    each Contract to or by which the Company is a party or bound granting the other party to such Contract or a third party “most favored nation” pricing or terms that (1) applies to the Company or (2) following the Effective Time, would apply to Parent or any of its Subsidiaries;

(h)    each Contract containing any “non-solicitation”, “no-hire” or similar provision that restricts the Company in any material respect;

(i)    each Contract to or by which the Company is a party or bound forming or establishing, or relating to the formation or establishment of, any joint venture (whether in partnership, limited liability company or other organizational form) or alliance or similar arrangement;

(j)    each Contract to or by which the Company is a party or bound with any Governmental Entity;

(k)    each Contract to or by which the Company is a party or bound entered into in the last five years in connection with the settlement or other resolution of any Legal Proceeding;

(l)    each Contract to or by which the Company is a party or bound containing any standstill provisions which in any way limit the ability of the Company to acquire the securities or assets of any person;

(m)    each Contract between the Company and any Material Vendor, Material Supplier, Material Customer or Material Distributor, as applicable, including any material terms and conditions that are in effect as of the date of this Agreement and referenced in purchase or sale orders with any such Material Vendor, Material Supplier, Material Customer or Material Distributor, as applicable (other than ordinary course terms and conditions regarding purchase price, amounts and delivery) and any written or oral commitments to purchase additional products, supplies, services or ingredients from any such Material Vendor, Material Supplier, Material Customer or Material Distributor in excess of $100,000;

(n)    each Contract to or by which the Company is a party or bound that contains any indemnification rights or obligations, or credit support relating to such indemnification rights or obligations, other than any of such indemnification rights or obligations incurred in the ordinary course of business;

(o)    each Contract to or by which the Company’s directors and officers are a party or bound that contains any indemnification rights or obligations;

(p)    each Contract not otherwise disclosed under this Section 4.11 which has aggregate future sums due to or from the Company, taken as a whole, (1) during the period commencing on the date of this Agreement and ending on the 12-month anniversary of this Agreement, in excess of $500,000 or (2) of more than $1,000,000 during the life of the Contract;

(q)    any Contract required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act;

(r)    any voting agreement or registration rights agreement relating to any securities of the Company;

(s)    any Contract granting any Person a right of first refusal or first negotiation with respect to a sale of the Company in its entirety or substantially all or any material portion of the equity interests therein or the assets thereof;

(t)    any material Contract that relates to the formation, creation, operation, management or control of any legal partnership or any joint venture entity or that otherwise contemplates or provides for the sharing of revenues, profits or losses by the Company with any unaffiliated third party; and

(u)    any financial derivatives master agreement or confirmation, or futures account opening agreements and/or brokerage statements, evidencing financial hedging or similar trading activities on or after January 1, 2016 or that are otherwise in effect as of the date hereof.

The Contracts of the Company of the type referred to in subsections (a) through (v) of this Section 4.11 (i) (whether in effect on the date of this Agreement or entered into following the date of this Agreement and prior to the Closing Date), are collectively referred to in this Agreement as “Specified Contracts”. The Company has made available to Parent and Sub a complete and correct copy of each of the Specified Contracts, including all amendments thereto. Each Specified Contract is in full force and effect (except for those Contracts that have expired in accordance with their terms) and is a legal, valid and binding agreement of the Company, and, to the Knowledge of the Company, of each other party thereto, enforceable against the Company, and, to the Knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (x) the Company is not (with or without notice or lapse of time or both) in breach or default under any Specified Contract and has not waived or failed to enforce any rights or benefits thereunder (other than in the ordinary course of business), (y) no other party to any of the Specified Contracts is (with or without notice or lapse of time or both) in breach or default thereunder and (z) there has occurred no event that (with or without notice or lapse of time or both) would give to others any right of termination, material amendment or cancellation of any Specified Contract.
Section 4.12    Taxes.
(a)    The Company has (i) duly filed (or have had filed on their behalf) with the appropriate governmental authorities all Tax Returns required to be filed by them, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid (or have had paid on their behalf) in full all income and other material Taxes, whether or not shown as due on such Tax Returns. The Liabilities and reserves for Taxes reflected in the Company’s balance sheet included in the latest Form 10-Q filed by the Company to cover all Taxes for all periods ending at or prior to the date of such balance sheet have been determined in accordance with U.S. GAAP in all material respects. There are no Liens for Taxes upon any property or asset of the Company or any Subsidiary thereof, except for Liens for Taxes not yet due or Taxes contested in good faith and reserved against in accordance with U.S. GAAP. There is no Legal Proceeding now pending against, or with respect to, the Company in respect of any Tax or assessment, nor, to the Knowledge of the Company, is any claim for additional Tax or assessment asserted by any Tax authority. The Company is not a party to any agreement providing for the allocation or sharing of Taxes.
(b)    The Company has withheld or collected and has paid over to the appropriate Governmental Entity (or are properly holding for such payment) all material Taxes required to be collected or withheld.
(c)    No claim has been made by any Tax authority in a jurisdiction where the Company has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction, nor to the Company’s knowledge is any such assertion threatened.

(d)    (i) There is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns; (ii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company; (iii) the Company is not a party to any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters; and (iv) no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Company.
(e)    The Company (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (ii) has not had any liability for the Taxes of any person (other than any of the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.
(f)    The Company has not participated in a “listed transaction” required to be disclosed pursuant to Treasury Regulations Section 1.6011-4(b)(2) or any predecessor thereof.
(g)    The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Laws) executed on or prior to the Closing Date; (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Laws); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.
(h)For purposes of this Agreement, “Tax” (including, with correlative meaning, the terms “Taxes”) means all federal, state, local and non-U.S. income, profits, gross receipts, customs duty, sales, unemployment, disability, use, property, withholding, excise, production, value added and occupancy or other Taxes of any kind whatsoever payable to a Governmental Entity, together with any interest, penalties and additions imposed with thereto, and “Tax Return” means any return, report or similar statement required to be filed with respect to any Tax, including without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

Section 4.13    Employee Benefit Plans; ERISA.

(a)    Section 4.13(a) of the Disclosure Schedule includes a complete list of (i) each employee benefit plan, program or policy providing benefits to any current or former employee, officer or director of the Company or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any ERISA Affiliate (as defined below) of the Company or to which the Company or ERISA Affiliates contributes or is obligated to contribute, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, retention, employment, change of control, perquisite or fringe benefit plan, program, policy or arrangement (collectively, the “Employee Benefit Plans”) and (ii) each employment agreement pursuant to which the Company has or would have any obligation to provide compensation and/or benefits in an amount or having a value in excess of $100,000 per year or $300,000 in the aggregate or which cannot be terminated on not more than thirty (30) days’ notice without penalty both without any penalty and without any obligation of the Company to pay severance, termination pay or other termination benefits (each, a “Material Employment Agreement”). The term “ERISA Affiliate” means any corporation, trade or business the employees of which, together with the employees of the Company, are required to be treated as employed by a single employer under the provisions of ERISA or Section 414 of the Code.

(b)    With respect to each Employee Benefit Plan, the Company has delivered or made available to Parent a true, correct and complete copy of: (i) all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description, if any, and any material modifications thereto; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; (vi) the most recent determination letter from the IRS, if any; and (vii) the most recent written results of all required compliance testing, if any. The Company has delivered or made available to Parent a true, correct and complete copy of each Material Employment Agreement. Except as specifically provided in the foregoing documents, or in other documents, delivered or made available to Parent, there are no amendments to any Employee Benefit Plan or Material Employment Agreement that have been adopted or approved nor has the Company committed (whether or not such commitment is legally binding) to make any such amendments or to adopt or approve any new Employee Benefit Plan or Material Employment Agreement that would materially increase the Liability of the Company.

(c)    The Company has, or has applied for, a determination letter with respect to each Employee Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code and the related trust that covers the Employee Benefit Plan as amended as of the date of this Agreement, and there are no circumstances and no events have occurred that could reasonably be expected to adversely affect the qualified status of any such Employee Benefit Plan or the related trust.

(d)    No Employee Benefit Plan is (i) subject to Title IV of ERISA or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), or (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. The Company has not incurred any Liability under Title IV of ERISA or Section 412 of the Code, nor, to the Knowledge of the Company, is any such Liability reasonably expected to be incurred. Neither the Company nor any ERISA Affiliate has withdrawn at any time within the preceding six years from any multiemployer plan, or incurred any withdrawal Liability which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such Liability to the Company. None of the Employee Benefit Plans provide retiree health, life insurance or other welfare benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA.

(e)    (i) The Company (and ERISA Affiliates, if any, of the Company) have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Code and all Laws and regulations applicable to the Employee Benefit Plans and each Employee Benefit Plan has been administered in all material respects in accordance with its terms; (ii) none of the Company nor any other Person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Employee Benefit Plans or their related trusts, the Company or any Person that the Company has an obligation to indemnify, to any Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA; (iii) there are no pending or, to the Company’s knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Employee Benefit Plans, any fiduciaries thereof with respect to their duties to the Employee Benefit Plans or the assets of any of the trusts under any of the Employee Benefit Plans which would reasonably be expected to result in any Liability of the Company to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Employee Benefit Plan or any participant in an Employee Benefit Plan; and (iv) no Employee Benefit Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Governmental Entity.

(f)    Except as set forth in Section 4.13(f) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former employee, officer, director or other service provider of the Company.

(g)    Except as set forth on Section 4.13(g) of the Disclosure Schedule, there are no agreements nor Employee Benefit Plan provisions which will or may provide payments of money or other property, acceleration of benefits, or provisions of other rights to any officer, employee, stockholder, independent contractor or highly compensated individual, or other “disqualified individual” within the meaning of Section 280G(c) of the Code which will be “parachute payments” under Section 280G of the Code that are nondeductible to the Company or subject to Tax under Section 4999 of the Code. No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

(h)    The Company is not a party to or otherwise bound by any collective bargaining agreement or other labor union contract applicable to employees of the Company and, to the Knowledge of the Company, there are not any proceedings of any labor union to organize any such employees. Additionally, (i) there is no unfair labor practice charge or complaint pending before any applicable Governmental Entity relating to the Company; (ii) there is no labor strike, slowdown or work stoppage or lockout pending or, to the Knowledge of the Company, threatened against the Company, and none of the Company has experienced any strike, slowdown or work stoppage, lockout or other collective labor action by or with respect to its employees during the past three (3) years; (iii) there is no representation claim or petition pending before any applicable Governmental Entity; and (iv) there are no charges with respect to or relating to the Company pending before any applicable Governmental Entity responsible for the prevention of unlawful employment practices.

(i)The Company has, during the past three (3) years, been in compliance in all material respects with all applicable Laws relating to employment of labor, including all applicable Laws relating to wages, hours, overtime, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees and independent contractors, the collection and payment of withholding and/or social security Taxes and the Worker Adjustment Retraining Notification Act of 1988, as amended, or any similar state or local Law. The Company has met in all material respects all requirements required by applicable Law or regulation relating to the employment of foreign citizens, and The Company does not currently employ any Person who was not permitted to work in the jurisdiction in which such Person was employed.

Section 4.14    Environmental Matters.

(a)    (i) The Company is, and have conducted their respective businesses, in material compliance with all applicable Environmental Laws, including, without limitation, having all material permits, licenses and other approvals and authorizations reasonably necessary under applicable Environmental Laws for the operation of their respective businesses as presently conducted, (ii) none of the real property owned or, to the Knowledge of the Company, currently operated by the Company contain any Hazardous Substance as a result of any activity of the Company in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) there are no material Environmental Claims pending or, to the Knowledge of the Company, threatened, against the Company or, to the Knowledge of the Company, against any Person whose Liability for such Environmental Claim the Company has or may have retained contractually or by operation of Law and there are no past or present actions, conditions, events or incidents that could reasonably be expected to form the basis of any material Environmental Claim against the Company , or against any Person whose Liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of Law, or otherwise result in any material costs or Liabilities under Environmental Law, (iv) the Company is not required by any Environmental Law in connection with the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, (a) to perform a site assessment for Hazardous Substances, (b) to remove or remediate Hazardous Substances, (c) to give notice to or receive approval from any Governmental Entity or other Person, (d) to record or deliver to any Person any disclosure document or statement pertaining to environmental matters, or (e) to alter, modify, renew, change or update any permit required or necessary for the Company’s operations or business under Environmental Law.

(b)    As used herein, “Environmental Claim” means any claim, action, cause of action, suit, proceeding, investigation, order, demand or notice by any Person or Governmental Entity alleging actual or potential Liability (including, without limitation, actual or potential Liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees, or penalties) arising out of, based on or resulting from or relating to (a) the presence, release or threatened release of, or exposure to, any Hazardous Substances at any location, whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation or alleged violation of any Environmental Law.

(c)    As used herein, “Environmental Law” means any federal, state, local or foreign Law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, requirement or agreement with any Governmental Entity, or common law relating to (x) pollution or the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances.

(d)    As used herein, “Hazardous Substance” means any substance listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Entity, government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos containing materials, or polychlorinated biphenyls (“PCBs”) or PCB containing materials.

Section 4.15.    Affiliate Transactions. There are no transactions, agreements, arrangements or understandings between the Company, on the one hand, and the Company’s Affiliates (other than wholly-owned Subsidiaries of the Company), securityholders, directors or employees or other Persons that would be required to be disclosed under Item 404(a) of Regulation S-K under the Securities Act or any immediate family member or Affiliate of any of the foregoing, on the other hand. For purposes of this Agreement, the term “Affiliate” when used with respect to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in the definition of Affiliate the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Section 4.16.    Intellectual Property.

(a)    The Company exclusively owns or has a valid right to use patents, trademarks, trade names, domain names, service marks, copyrights, processes, formulae, methods, schedules, technology, know-how, formulations, computer software programs, code and applications and other proprietary information (“IP Rights”) as are necessary and used in connection with its respective businesses as they are currently conducted. Section 4.16(a) of the Disclosure Schedule sets forth a true and complete list of all registered IP Rights owned or purported to be owned by the Company.

(b)    The Company has good and valid title to all IP Rights owned or purported to be owned by it (“Owned IP Rights”) and valid and enforceable license rights to all IP Rights used or held for use by it (“Licensed IP Rights”; collectively with Owned IP Rights, the “Company IP Rights”), free and clear, to the Knowledge of the Company, of any material liens, security interests or other encumbrances. To the Knowledge of the Company, all Company IP Rights are in full force and effect and will remain in full force and effect immediately following the Effective Time. There is no proceeding pending or, to the Knowledge of the Company, threatened, against the Company challenging the Company’s ownership or use, or the validity or enforceability, of any IP Rights. There is no proceeding pending against the Company, nor does the Company believe that there is a reasonable basis for a claim, nor, to the Knowledge of the Company, has the Company received any written notice of any such claim, in each case, alleging that the Company IP Rights materially infringe any proprietary right of a third party.

(c)    The Company is not under any obligation to pay royalties or other payments in connection with any Company IP Rights. The Company is in material compliance with all contractual obligations relating to the Licensed IP Rights. There are no pending disputes regarding the scope of agreements relating to material Licensed IP Rights, performance under such agreements, or that such agreements are binding against the Company and are in full force and effect on the day hereof.

(d)    No present or former employee, officer or director of the Company or agent or outside contractor or consultant of the Company holds any right, title or interest, in whole or in part, in or to any Owned IP Rights. To the Knowledge of the Company, none of the trade secrets or confidential IP Rights in the Owned IP Rights have been used, disclosed or appropriated to the detriment of the Company for the benefit of any Person other than the Company. The Company has taken commercially reasonable steps to maintain the secrecy of its material trade secrets in the Owned IP Rights.

Section 4.17    Takeover Statutes. The approval of this Agreement and the Merger by the Board of Directors of the Company referred to in Section 4.4(a) constitutes the only action necessary to render inapplicable to (i) this Agreement and (ii) the Merger the restrictions on “business combinations” (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Merger. No other state takeover, control share acquisition, fair price or similar state statute or regulation is applicable to, the Merger.

Section 4.18    Insurance. Section 4.18 of the Disclosure Schedule lists all material insurance policies which are maintained by the Company, including property, fire, Liability, product Liability, workers’ compensation, errors and omissions and other forms of insurance (the “Company Insurance Policies”), setting out, in respect of each Company Insurance Policy, the type of policy, the name of insurer, the coverage allowance, the expiration date, and the annual premium. All the Company Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to the date hereof have been paid. The Company is not in default with respect to its obligations under any of the Company Insurance Policies and has not failed to give any notice or to present any claim under such Company Insurance Policies in a due and timely fashion, the effect of which failure would be material, individually or in the aggregate, to the Company. The Company has complied in all material respects with the provisions of the Company Insurance Policies applicable to them. Except as set forth in Section 4.18 of the Disclosure Schedule, there are no pending material claims under any Company Insurance Policies, including any claim for loss or damage to the properties, assets or business of the Company and, since January 1, 2015, there have been no claims made under any Company Insurance Policy for which coverage has not been accepted.

Section 4.19    Real Property. The Company does not own and has not owned any real property and is not is party to any contract to purchase any real property or interest therein. Section 4.19 of the Disclosure Schedule contains a true and complete list of all leases, licenses, subleases and occupancy agreements, together with any amendments, supplements, modifications, replacements, and restatements thereof or thereto (the “Real Property Leases”), with respect to all real property leased, licensed, subleased or otherwise used or occupied by the Company as lessor, sublessor, licensor, lessee, sublessee, or licensee, as the case may be, (collectively, the “Leased Real Property”). True and complete copies of all Real Property Leases have been delivered to Parent prior to the date hereof. The Company holds a valid leasehold interest in the subject Leased Real Property. The Real Property Leases are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such Real Property Leases, any existing default (nor does there exist any condition which with notice or lapse of time or both would become such a default) by the Company or, to the Knowledge of the Company, by the applicable counterparty. As of the date hereof, (i) all required deposits and additional rents due to date pursuant to the Real Property Leases have been paid in full, (ii) the Company has not prepaid rent or any other amounts due under a Real Property Lease more than thirty (30) days in advance, and (iii) no party has any rights of offset against any rents, required security deposits, or additional rents payable under a Real Property Lease. The Leased Real Property is adequate to permit the use thereof in the manner in which such Leased Real Property is currently utilized by the Company.

Section 4.20    Title to Assets. The Company has good title to all its assets and other properties (whether tangible or intangible) as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all Liens of any nature whatsoever, except (a) Liens for current Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established, and (b) such imperfections in title and easements and encumbrances as are not substantial in character, amount or extent and do not, individually or in the aggregate, materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company’s business operations (in the manner presently carried on by the Company), and except for such matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All leases under which the Company leases any personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default, other than any such failure to be in good standing, valid and effective and defaults thereunder which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the equipment, machinery, tools, fixtures, furniture, vehicles, and other tangible property owned or leased by the Company is in good operating condition and repair (subject to normal wear and tear) in all material respects.

Section 4.21    Non-Competition. The Company is not a party to any agreement which purports to restrict or prohibit the Company, directly or indirectly, from engaging in any business, except as would not reasonably be expected to have a Material Adverse Effect.

Section 4.22    Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Houlihan Lokey Capital, Inc. (the “Company Financial Advisor”), to the effect that, as of the date of the meeting at which the Board of Directors of the Company approved this Agreement and subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, the Merger Consideration to be received by the holders of shares of Common Stock other than Parent, Sub and their respective Affiliates in the Merger is fair to such holders from a financial point of view. The Company shall, promptly following receipt of said opinion in written form, furnish an accurate and complete copy of said opinion to Parent and Sub for informational purposes only. Such opinion has not been amended or rescinded as of the date of this Agreement.

Section 4.23    Brokers and Finders. The Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company to pay any investment banking fees, finder’s fees, brokerage or agent commissions or other like payments in connection with the Merger, other than fees payable to the Company Financial Advisor, which are set forth on Section 7.8 of the Disclosure Schedule.

Section 4.24    Suppliers, Customers, Distributors and Vendors. Section 4.24 of the Disclosure Schedule sets forth, in each case, during the twelve-month period ended on July 31, 2017 (i) the ten (10) largest third-party suppliers of the Company (the “Material Suppliers”) in terms of aggregate total purchases in dollars by the Company, (ii) the ten (10) largest customers of the Company (the “Material Customers”) in terms of aggregate total sales in dollars by the Company, (iii) the ten (10) largest distributors of the Company (the “Material Distributors”) in terms of aggregate total revenue received by the Company, and (iv) the ten (10) largest vendors of the Company (the “Material Vendors”) in terms of total aggregate purchases in dollars by the Company. Section 4.24 of the Disclosure Schedule includes the total dollar volume for the Material Suppliers, the Material Customers and the Material Distributors during such period as well as a description of all of the current price and payment terms and arrangements for each Material Supplier, Material Customer and Material Distributor (including any current mark-down, rebate, discount, seasonal or similar program or arrangements). Except as set forth on Section 4.24 of the Disclosure Schedule, there are no minimum purchase contracts or requirements between the Company, on the one hand, and any Material Supplier, Material Customer or Material Distributor, as applicable, on the other hand. Since December 31, 2016, through the date of this Agreement, the Company has not received any written or oral notice or proposal from Material Supplier, Material Customer or Material Distributor (a) requiring or proposing material modifications in the terms on which such suppliers or customers conduct business with the Company, (b)

terminating, cancelling, or not renewing its relationship with the Company, or (c) materially reducing the amount of business it transacts with the Company, or materially changing the terms on which business is transacted with the Company (including any mark-down, rebate, discount, seasonal or similar program or arrangement applicable to the Company).

Section 4.25    Products and Warranties.

(a)    Except as set forth on Section 4.25(a) of the Disclosure Schedule, the Company has not received notice of any material unresolved claim of personal injury, death, or property or economic damages, or any unresolved claim for injunctive relief in connection with any product designed, manufactured, produced, distributed or sold (including parts or components, collectively, “Products”) by, or on behalf of, the Company or any of its respective predecessors. Except as set forth on Section 4.25(a) of the Disclosure Schedule, none of the Products and none of the services rendered by the Company, any of its dealers or distributors or any of their respective predecessors, suffer from any defects which could give rise to any product Liability or warranty claims against the Company in excess of the reserves for such claims set forth in the Company Financial Statements. The Company has not extended to any of its customers any written product warranties, indemnifications or warranties outside of the ordinary course of business. Since January 1, 2014, each Product has been designed, manufactured, distributed, sold and delivered, in all material respects, in conformity with (a) all contractual commitments, (b) all express and implied warranties, (c) all claims and descriptions regarding product testing and product ingredients set forth on the website, marketing materials, labeling and packaging of the Company, and (d) all applicable Laws and the Company does not have any Liability or obligation (and no event has occurred and no circumstances exist that with notice or lapse of time or both could result in any Liability or obligation) for any replacement, recall or other corrective measures in respect thereof or other Liability in connection therewith. During the past three (3) years there have been no product recalls, market withdrawals, embargoes, off sale orders, warning letters or seizures with respect to any Products, nor, to the Knowledge of the Company, are there any facts or circumstances that are reasonably likely to result in or require any such action. All claims and descriptions regarding Product testing and product ingredients set forth on the website, marketing materials, labeling and packaging of the Company have been made in good faith and on the basis of testing protocols that should be reasonably expected to produce similar results if repeated. All claims and descriptions regarding Product certifications, licenses are any other similar qualification, set forth on the website, marketing materials, labeling and packaging of the Company have been made in good faith and such certifications, licenses and other qualifications are valid and of full force and effect.

(b)    Except as set forth on Section 4.25(b) of the Disclosure Schedule, (i) there is no Legal Proceeding before any Governmental Entity pending, or, to the Knowledge of the Company, threatened against the Company involving any Products, or class of actions involving the same or similar Product which is pending or threatened, resulting from an alleged defect in design, manufacture, materials or workmanship of any Product, or any alleged failure to warn, or from any breach of implied warranties or representations (collectively, “Product Liability Lawsuits”); (ii) there has not been, within the past 12 months, any Occurrence (as hereinafter defined); and (iii) there has not been, within the past 12 months, any Product rework or retrofit (collectively, “Retrofits”) conducted by or on behalf of the Company.

(c)    For purposes of this Section 4.25, the term “Occurrence” shall mean any accident, happening or event which takes place at any time which is caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving any Product that can reasonably be expected to result in a claim or loss.

(d)    Section 4.25(d) of the Disclosure Schedule includes copies of the standard terms and conditions of sale for the Company (containing applicable guaranty, warranty, and indemnity provisions) (the “Standard Terms”). No Product manufactured, distributed, sold, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable Standard Terms. Except as set forth on Section 4.25(d) of the Disclosure Schedule, the Company has no obligation to any person to maintain, modify, improve or upgrade any of the Products. Except as set forth on Section 4.25(d) of the Disclosure Schedule, to the Company’s Knowledge, the Company has no material Liability (and, to the Company’s Knowledge, there is no basis for any present or future proceeding against any the Company giving rise to any material Liability) arising out of any injury to individuals or property as a result of the ownership, possession, handling, distribution, or use of any Product manufactured, sold, leased, or delivered by the Company.

(e)    With respect to each Product, the Company has developed, structured and implemented testing protocols and procedures, training programs and manufacturing, installation and safety guidelines and measures reasonably designed to ensure the safety, quality and proper installation of the Products by the Company and its dealers and distributors (the “Guidelines and Procedures”). Each dealer, distributor and installer of Products has been informed of the Guidelines and Procedures.

(f)    Since January 1, 2014, the Product, and all raw materials used in the manufacturing thereof, have been purchased, imported, sold, distributed and exported in compliance in all materials respects with all applicable Laws relating importing, exporting, customs and similar matters. All applicable customs, duties, tariff’s and similar items payable by the Company in respect thereof have been paid in full and the Company is not subject to any fines or similar penalties with respect thereto.

Section 4.26    Voting Requirements. The affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock in favor of adopting this Agreement (the “Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve or adopt this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. The delivery of the Stockholder Consent will constitute the Stockholder Approval.

Section 4.27    Information Statement. The information supplied by the Company and its Representatives for inclusion or incorporation by reference in the Information Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which it is made, not misleading at the date it is first mailed to the Company Stockholders and at the time of any amendment or supplement thereof, provided, however, that the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or Sub (including their Representatives) for inclusion in the Information Statement. The Information Statement will, when furnished to the SEC, comply as to form in all material respects with all requirements of the Exchange Act. Any other document that is required to be filed or furnished by the Company or any of its Affiliates with any Governmental Entity in connection with the transactions contemplated by this Agreement will, when filed with or furnished to such Governmental Entity, comply as to form in all material respects with applicable Law.

Section 4.28    No Undisclosed Liabilities. The Company does not have any material Liabilities, other than (a) Liabilities reflected or otherwise reserved against in the Company Financial Statements or in the notes thereto included in the Company SEC Documents filed prior to the date of this Agreement, (b) Liabilities arising under this Agreement or incurred in connection with the transactions contemplated by this Agreement or the Merger, and (c) Liabilities incurred since the date of the most recent balance sheet included in the Company SEC Documents filed prior to the date hereof in the ordinary course of business consistent with past practice. For purposes of this Agreement, “Liabilities” or “Liability” shall mean any liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP).

Section 4.29    Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, each of Parent and Sub acknowledges and agrees that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company with respect to any other information provided to Parent or Sub. Each of Parent and Sub agree that, except in the case of fraud, neither the Company nor any other Person will have or be subject to any Liability or indemnification obligation to Parent, Sub or any other Person resulting from the distribution to Parent and Sub, or use by Parent and Sub of, any such information, including any information, documents, projections, forecasts or other material made available to Parent and Sub in certain “data rooms” or “virtual data rooms”, confidential information memoranda or management presentations in expectation of the transactions contemplated by this Agreement and each of Parent and Sub expressly waives any right to rely upon any such information.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Sub, jointly and severally, represent and warrant to the Company as follows:
Section 5.1    Organization, Standing and Power. Each of Parent and Sub is duly organized, validly existing and in good standing under the Laws of Delaware, respectively, and has all requisite power and authority to own, lease and operate its assets and carry on its business as now being conducted. Each of Parent and Sub is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of business conducted by it makes such qualification necessary, except as would not be reasonably be expected to prevent or delay materially consummation by Parent and Sub of the Merger.
Section 5.2    Sub. Since the date of its incorporation, Sub has not carried on any business or conducted any operations, other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Sub was incorporated solely for the purpose of consummating the Merger. All of the outstanding shares of capital stock of Sub have been validly issued, are fully paid and nonassessable and are owned by, and at the Effective Time will be owned by, Parent free and clear of all Liens.
Section 5.3    Authority; Non-Contravention. Each of Parent and Sub has all requisite power and authority to enter into this Agreement and to consummate the Merger. The execution and delivery of this Agreement by each of Parent and Sub and the consummation by Parent and Sub of the Merger have been duly authorized by all necessary action on the part of each of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company) constitutes a legal, valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. The execution and delivery of this Agreement does not, and the consummation of the Merger and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries (as hereinafter defined) under, any provision of (i) the charter, by-laws or other organizational documents of Parent and any of its Subsidiaries, (ii) any Contract to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, or (iii) any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, or Liens that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of Parent and Sub to perform their obligations hereunder or would not reasonably be expected to prevent the consummation of the Merger. No Consents of, or Registrations with, any Governmental Entity, is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger, except for (i) compliance with the provisions of Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) the HSR Act and similar foreign and supranational Laws relating to antitrust and anti‑competition clearances or notices, (iv) those matters, including but not limited to, regulatory consents, approvals and waivers, set forth in the Disclosure Schedule hereto, (v) as may be required in connection with the Taxes described in Section 7.11, and (vi) such other Consents or Registrations the failure of which to be obtained or made would not, individually or in the aggregate, materially impair the ability of Parent and Sub to perform their obligations hereunder or would not be reasonably expected to prevent or materially delay the consummation of the Merger.
Section 5.4    Information Statement. The information supplied or to be supplied in writing by Parent, Sub or any of their Representatives for inclusion or incorporation by reference in the Information Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which it is made, not misleading at the date it is first mailed to the Company Stockholders and at the time of the Company stockholders meeting and at the time of any amendment or supplement thereof. Any document that is required to be filed or furnished by Parent, Sub or any of their respective Affiliates with any Governmental Entity in connection with the transactions contemplated by this Agreement will, when filed with or furnished to such Governmental Entity, comply as to form in all material respects with applicable Law.
Section 5.5    Financing.
(j)Parent has delivered to the Company a true and complete copy of the executed Equity Commitment Letter as in effect on the date hereof. The Equity Commitment Letter has not been amended or modified in any manner prior to the date of this Agreement. As of the date hereof, the Equity Commitment Letter is in full force and effect and represents a valid, binding and enforceable obligation of Parent and, to the knowledge of Parent, each other party thereto, to provide the financing contemplated thereby subject only to the satisfaction or waiver in accordance with the terms thereof of the conditions set forth in the Equity Commitment Letter, except as may be limited by Laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether considered in a Legal Proceeding at Law or in equity). Assuming the Equity Commitment Letter is funded in accordance with its terms and conditions and taking into account the cash balances of the Company, Parent and Sub will have at and after the Closing, funds sufficient to pay: (a) the aggregate Merger Consideration, (b) all amounts required to be paid pursuant to Section 3.1 and Section 3.2 hereof, and (c) all related fees and expenses required to be paid by Parent and Sub in connection with the Merger, the , and, as of the date hereof, (i) no such amendment is contemplated and (ii) the respective commitments contained in the Equity Commitment Letter has not been withdrawn or rescinded. As of the date hereof, there are no side letters or other Contracts or arrangements related to the funding or investing, as applicable, of the equity financing contemplated by the Equity Commitment Letter (the “Equity Financing”) and the other transactions contemplated hereby.

(b)    As used in this Agreement, “Equity Commitment Letter” shall mean, collectively, each equity commitment letter, dated as of the date of this Agreement, between Parent and the investment funds or other Persons listed on Exhibit A to this Agreement, together with all exhibits, schedules and other attachments thereto and pursuant to which, upon the terms and subject to the conditions set forth therein, such investment funds or other Persons have committed, directly or indirectly, to invest or cause to be invested in the equity capital of Parent the amount set forth therein for the purposes of financing the transactions contemplated hereby, including the Merger Consideration.

Section 5.6    Litigation. Except for matters which are not, individually or in the aggregate, reasonably likely to prevent or materially delay, or materially impair the ability of Parent or Sub to consummate the Merger, there are no Legal Proceedings pending against Parent or any of its Subsidiaries.

Section 5.7    Brokers. No broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Parent or Sub for which the Company is responsible.

Section 5.8    Ownership of Shares. Parent and its Subsidiaries do not beneficially own any shares of Common Stock as of the date hereof. Neither Parent nor Sub, alone or together with any other Person, was at any time, or became, an “interested stockholder” of the Company as defined in Section 203 of the DGCL, or has taken any action that would cause the restrictions on business combinations with interested stockholders set forth in Section 203 of the DGCL to be applicable to this Agreement.

Section 5.9    Solvency. Parent is not entering into this Agreement with the intent to hinder, delay or defraud either existing or future creditors of the Company or any of its Subsidiaries immediately following the Closing after giving effect to the Merger.  As of the Effective Time, assuming satisfaction of the conditions to Parent’s and Sub’s obligations to consummate the Merger, or waiver of such conditions, assuming accuracy of the representations and warranties of the Company contained herein, and after giving effect to Merger and the payment of the aggregate Merger Consideration, payment of the aggregate consideration to be paid to holders of Options in the Merger, payment of all related fees and expenses, each of Parent and the Surviving Corporation will be Solvent.  For purposes of this Section 5.9 the term “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the value of all “Liabilities of such Person, including contingent and other Liabilities” as of such date, as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of the insolvency of debtors, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its Liabilities, including contingent Liabilities, as they become absolute and mature, taking into account the timing of and amounts of cash to be payable on or in respect of its Indebtedness, in each case, after giving effect to the transactions contemplated by this Agreement.  For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its Liabilities, including contingent and other Liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet its obligations as they become due.

ARTICLE VI.
COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 6.1    Conduct of Business by the Company Pending the Merger. Except as otherwise expressly contemplated by this Agreement or as set forth in Section 6.1 of the Disclosure Schedule, during the period from the date of this Agreement to the earlier to occur of (i) the date of the termination of this Agreement pursuant to Article IX or (ii) the Effective Time, the Company shall, in all material respects carry on its business in the regular and ordinary course and consistent with past practice and use its commercially reasonable efforts to preserve its assets, preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensees, distributors and others having business dealings with it, and maintain their material Company IP Rights. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Section 6.1 of the Disclosure Schedule, the Company shall not (whether directly or indirectly, by merger, consolidation or otherwise), without the prior written consent of Parent:

(a)    (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions (whether in cash, stock or property) in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (y) split, combine or reclassify any of its capital stock or other equity or voting interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock, other equity or voting interests of the Company or any other securities thereof or any rights, warrants, calls or options to acquire any such shares or other securities (except for the withholding of shares of Common Stock in connection with Taxes payable in respect of the exercise of Options);

(b)    (x) issue, deliver, sell, pledge, dispose, acquire, repurchase, redeem or otherwise encumber any shares of its capital stock, any other securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, securities or convertible securities or equity equivalent (other than for the issuance of shares upon the exercise of Options), (y) except as contemplated by this Agreement, amend, waive or otherwise modify the terms of any such rights, warrants or options, or (z) except as contemplated by this Agreement, accelerate the vesting of any Options (other than any acceleration occurring in connection with the Merger required by the terms of the applicable equity incentive plan or agreement governing the applicable Option);

(c)    amend its Certificate of Incorporation or bylaws or other organizational documents, or alter through merger, liquidation, reorganization, restructuring or in any other fashion, the corporate structure or ownership of any Subsidiary of the Company;

(d)    except as required by contractual commitments existing on the date hereof, acquire or agree to acquire, except for purchases of raw materials, supplies, and inventory in the ordinary course of business, by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets that have a value in excess of $100,000 individually or in excess of $500,000 in the aggregate;

(e)    except to the extent required by contractual commitments existing on the date hereof, sell, lease, sell and lease back, mortgage or otherwise encumber or dispose of, or agree to sell, lease, sell and lease back, mortgage or otherwise dispose of, any of its assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities), except sales of inventory or obsolete assets in the ordinary course of business;

(f)    except as permitted by clauses (d) and (e) above with respect to raw materials, inventory, supplies and obsolete assets, (i) amend or otherwise modify in any material respect, or terminate or cancel, any material contract, agreement or commitment or waive in any material respect any right to enforce, or relinquish, release, transfer or assign any rights or claims thereunder, (ii) or enter into any joint venture, lease or management agreement or other material agreement of the Company;

(g)    (x) except under its existing revolving credit facility as in effect on the date of this Agreement in the ordinary course of business not to exceed $500,000, incur any Indebtedness (including for this purpose any Indebtedness evidenced by notes, debentures, bonds, capitalized leases or other similar instruments, or secured by any lien on any property, obligations under any title retention agreement and obligations under letters of credit or similar credit transaction), or issue and sell options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing, in a single transaction or a group of related transactions or engage in any other financing arrangements, in the aggregate, having a value in excess of $500,000 or (y) make any loans, advances or capital contributions to, or investments in, any other Person;

(h)    except as may be required as a result of a change in Law or in U.S. GAAP, change any of the accounting principles or practices used by it materially affecting the reported consolidated assets, Liabilities or results of operations of the Company;

(i)    (A) pay, discharge, settle or satisfy any claims (including any claims of stockholders and any stockholder litigation relating to this Agreement, the Merger or any other transaction contemplated by this Agreement or otherwise), Liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in (for amounts not in excess of such reserves), the Company Financial Statements (or the notes thereto) or incurred since the date of such financial statements in the ordinary course of business or otherwise expressly permitted by clauses (d) or (e); (B) waive, relinquish, release, grant, transfer or assign any right of material value; or (C) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality or similar Contract to or by which the Company is a party or bound;

(j)    (x) grant or increase in any manner the compensation and employee benefits of any of its directors, executive officers and other employees (or increase or accelerate the vesting or payment thereof), terminate, promote or change the title of any employees or other individual service providers, hire any new employees whose annual base salary exceeds $50,000, or pay any pension or retirement allowance not required by Law or any existing Employee Benefit Plan or Material Employment Agreement set forth on Section 4.13(a) of the Disclosure Schedule to any such employees, or (y) adopt, establish, become a party to, amend, commit itself to or terminate any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, severance or change in control agreement with or for the benefit of any employee or any agreement, plan, program or arrangement that would constitute an Employee Benefit Plan or Material Employment Agreement if it were in existence on the date hereof;

(k)(x) change its (A) Tax accounting methods, practices, or (B) Tax elections, (y) enter into any closing agreement, settle any audits, examinations or litigation with respect to Taxes, surrender any right to claim a refund of Taxes, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax Liability of the Company for any period ending after the Closing Date or decreasing any Tax attribute of the Company existing on the Closing Date; or (z) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company (with respect to this Section 6.1(k)(z), Parent’s consent is not to be unreasonably withheld, conditioned or delayed);

(l)change fiscal years;

(m)authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any material Subsidiary of the Company;

(n)enter into any material collective bargaining agreement or other labor union Contract applicable to the employees of the Company;

(o)enter (or commit to enter) into, amend, terminate or extend any collective bargaining agreement (or enter into negotiations to do the foregoing);

(p)make or agree to make any new capital expenditures, or any obligations or Liabilities in connection therewith, other than capital expenditures to repair existing facilities or equipment either (1) to maintain the safety of any such facility or the materials stored therein in the ordinary course of business or (2) that are not in an amount in excess of $250,000 in the aggregate;

(q)sell, assign or exclusively license any material Owned IP Rights;

(r)enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify or amend in any material respect, or exercise any right to renew, any lease or sublease of real property or acquire any interest in real property;

(s)form any Subsidiary of the Company;

(t)enter into, extend or renew any Contract or amendment thereof which, if executed prior to the date of this Agreement, would have been required to have been disclosed pursuant to this Section 6.1;

(u)amend, modify or waive any of the Company’s existing takeover defenses or take any action to render any state takeover or similar statute inapplicable to any transaction other than the Merger;

(v)enter into any new line of business not related to foam, coatings and equipment targeted at commercial and industrial applications in the insulation and construction industries;

(w)enter into, renew, materially amend or modify, or voluntarily terminate or rescind, exercise or decline any material option, request or grant any material waiver, or breach or default under any Real Property Lease;

(x)enter into or amend, supplement or modify, any Contract with any Affiliate, securityholder, director, employee or any immediate family member or Affiliate of any of the foregoing;

(y)materially amend, modify or make any changes to coverage levels of, terminate or let lapse any insurance policy of the Company;

(z)enter into or offer any rebates, other than in the ordinary course of business consistent with past practice;

(aa)except as contemplated by Section 7.8 of the Disclosure Schedule, enter into, amend, or otherwise modify any Contract with any financial advisor, legal advisor or any other third party advisor obligating the Company to pay any finder, brokers, success or other fees in connection with the transactions contemplated by this Agreement; or

(bb)    take, or agree in writing or otherwise to take, any of the foregoing actions.

Section 6.2    Control of the Company’s Operations. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company’s operations prior to the Effective Time. Subject to this Agreement, prior to the Effective Time, the Company shall exercise complete control of its business and operations.

ARTICLE VII.
ADDITIONAL AGREEMENTS

Section 7.1    Approval of the Merger. The Merger shall be governed by Section 251 of the DGCL and shall be effected by Parent and Sub and the Company at the Effective Time without a stockholders vote or a stockholders meeting, pursuant to Section 228 of the DGCL.

Section 7.2    Directors’ and Officers’ Indemnification.

(a)    Parent shall cause the Surviving Corporation (and its successors) to establish and maintain from and after the Effective Time until the sixth anniversary thereof provisions in its Certificate of Incorporation and Bylaws concerning the indemnification and exoneration of the Company’s former and current officers, directors, employees, and agents that are no less favorable to those persons than the provisions of the Company Charter and Company By-Laws as in effect as of the date hereof.

(b)    The Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable law as modified by the provisions of the Certificate of Incorporation and By-Laws as in effect as of the date hereof and only to the same extent as such persons are indemnified as of the date hereof, each present and former director and officer of the Company and each present and former trustee of any employee benefit plan of the Company (each such director, officer or trustee, together with such person’s heirs, executors or administrators, an “Indemnified Party” and collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, Liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with (i) any acts or omissions occurring or alleged to occur prior to the Effective Time in their capacities as officers or directors of the Company or taken by them at the request of the Company (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company) or (ii) the adoption and approval of this Agreement and the Merger. The obligations of this Section 7.2(b) shall expire six years from the Effective Time (provided that all rights to indemnification in respect of any proceeding asserted or made within such time period shall survive until the final disposition of such proceeding). The limitations of the Surviving Corporation’s obligations pursuant to this Section 7.2(b) shall not affect the Surviving Corporation’s indemnification obligations pursuant to Section 7.2(a).

(c)    Parent shall obtain and fully pay for a “tail policy” (providing coverage for the Indemnified Parties and such officers) with a claims period of at least six (6) years from the Effective Time from an insurance carrier reasonably acceptable to the Company with respect to directors’ and officers’ liability insurance for the benefit of the Company and its officers, directors and employees before the Effective Time in an amount and scope acceptable to the Company with respect to matters existing or occurring at or prior to the Effective Time, provided, that the Company shall consult with Parent regarding the selection of such “tail” insurance policy. If such “tail” policy has been obtained by the Company prior to the Effective Time, the Surviving Corporation shall maintain such policy in full force and effect for its full term and shall continue to honor the Company’s obligations thereunder.

(d)    Parent shall cause the Surviving Corporation to pay all reasonable expenses, including reasonable attorneys’ fees that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 7.2 as such fees are incurred upon the written request of any Indemnified Party.

(e)    The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the Certificate of Incorporation or bylaws of the Company, the DGCL or otherwise. The provisions of this Section 7.2 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

(f)    This Section 7.2 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of the Company and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 7.2. If any Indemnified Party makes any claim for indemnification or advancement of expenses under this Section 7.2 that is denied by the indemnitors, and a court of competent jurisdiction determines that the Indemnified Party is entitled to such indemnification, then the indemnitors shall pay such Indemnified Party’s costs and expenses, including reasonable legal fees and expenses, incurred in connection with pursuing such claim against the indemnitors.

(g)    In the event that the Surviving Corporation (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that such continuing or surviving entity or transferee, as the case may be, assumes the obligations set forth in this Section 7.1.

Section 7.3    No Solicitation; Etc.

(a)    Subject to Sections 7.3(b), 7.3(c) and 7.3(f), during the period from the date of this Agreement through the earlier of (1) the Effective Time and (2) the termination of this Agreement pursuant to Section 9.1 (the “Pre-Closing Period”), the Company shall not, directly or indirectly, and shall cause or permit any directors, officers, other employees, agents, attorneys, accountants, financial or other advisors and representatives of the Company (“Representatives”) not to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any offer, proposal, inquiry or indication of interest relating to any Acquisition Transaction (an “Acquisition Proposal”) or an inquiry, indication of interest or request for information, or the making of any proposal that could reasonably be expected to lead to any Acquisition Proposal (“Acquisition Inquiry”), (ii) furnish any non-public information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry, (iii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or otherwise knowingly cooperate in any way with any person (or any representative thereof) with respect to, any Acquisition Proposal or Acquisition Inquiry, (iv) approve, endorse or recommend or propose to approve, endorse or recommend, any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating, approving, endorsing or recommending or proposing to approve, endorse or recommend, any Acquisition Transaction or accepting any Acquisition Proposal; provided, however, that none of the foregoing restrictions shall apply to the Company’s and its Representatives’ interactions with Parent, Sub and their respective subsidiaries and representatives. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any action taken by any Representative of the Company that, if taken by the Company would constitute a breach of this Section 7.3, shall be deemed to constitute a breach of this Section 7.3 by the Company.

(b)    At any time prior to 5:00 p.m., New York City time on October 14, 2017, nothing in this Agreement shall prohibit the Company or the Company Board from, furnishing non-public information regarding the Company to, or entering into discussions or negotiations (including, as a part thereof, exchanging any counterproposals) with, the Person making such Acquisition Proposal and its Representatives in response to a bona fide unsolicited written Acquisition Proposal (or a written Acquisition Proposal from a Person with whom the Company has had discussions with respect to an Acquisition Proposal prior to the date hereof pursuant to a confidentiality agreement) that is submitted to the Company by such Person (and not withdrawn) after the date hereof which the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisor(s)) is, or could reasonably be expected to lead to, a Superior Proposal if (i) neither the Company nor any Representative of the Company shall have breached in any material respect any of the provisions set forth in this Section 7.3, (ii) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law, (iii) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, (A) the Company gives prompt written notice to Parent of the identity of such Person and of the Company’s decision to furnish non-public information to, or enter into discussions or negotiations with, such Person, and (B) the Company receives from such

Person an executed confidentiality agreement (an “Acceptable Confidentiality Agreement”) containing terms, including any standstill provision, that are in all material respects no less restrictive of such person than those contained in the Confidentiality Agreement, and (iv) contemporaneously with or prior to furnishing any such non-public information to such Person, the company makes available to Parent all such non-public information (to the extent such non-public information has not been previously made available to Parent). Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company shall be deemed to be a breach by the Company.

(i)For purposes of this Agreement, a “Superior Proposal” shall mean a written proposal or offer by a Person that the Company Board (or a committee thereof) has determined in good faith, after consultation with the Company’s outside legal counsel and its financial advisor(s), such Person has made or is financially capable of making a bona fide written offer to purchase, in exchange for consideration consisting exclusively of cash or publicly traded equity or debt securities or a combination thereof, all or substantially all of the outstanding Common Stock or the Company’s assets, that is on terms and conditions that the Company Board (or a committee thereof) determines, in its reasonable, good faith judgment, after consultation with the Company’s financial advisors and outside counsel, and after taking into account the likelihood and timing of consummation of the purchase transaction contemplated by such bona fide written offering, to be more favorable from a financial point of view to the Company’s stockholders than the Merger and is reasonably capable of being completed, taking into account all factors deemed relevant (a “Superior Proposal”).

(c)    If the Company or any of its Representatives receives an Acquisition Proposal or any request for non-public information at any time during the Pre-Closing Period (other than from Parent, Sub or their respective Representatives), then the Company shall promptly (and in no event later than twenty-four (24) hours after receipt of such Acquisition Proposal or request) advise Parent in writing of such Acquisition Proposal or request (including the identity of the Person making or submitting such Acquisition Proposal or request and the material terms thereof) and provide Parent with a copy of such Acquisition Proposal or request if it is in writing, subject to the confidentiality obligations of the Company. The Company shall keep Parent promptly informed with respect to any material development relating to such Acquisition Proposal or request and any modification or proposed modification thereto, and provide Parent with copies of such development, modification and proposed modification if they are in writing.

(d)    The Company shall and shall cause its Representatives to immediately cease and cause to be terminated any existing discussions between the Company or any of its Representatives and any Person (other than Parent, Sub and their respective Representatives) with respect to any Acquisition Proposal or Acquisition Inquiry pending as of the date of this Agreement and cease, and cause its Representatives to cease, providing or making available any non-public information to such Persons.

(e)    The Company agrees not to release any Person from, or to amend or waive any provision of, any confidentiality, “standstill,” nonsolicitation or similar agreement to which the Company is or becomes a party or under which the Company has or acquires any rights, and will use commercially reasonable efforts to enforce or cause to be enforced each such agreement at the request of Parent; provided, however, that this Section 7.3(e) shall not preclude the Company from responding to a bona fide unsolicited written Acquisition Proposal submitted to the Company by a party that is bound by a “standstill” agreement and shall not require the Company to enforce or cause to be enforced it rights under such “standstill” agreement relating to the submission of such unsolicited Acquisition Proposal. The Company also shall promptly request each Person that has executed a confidentiality agreement in connection with its consideration of a possible

Acquisition Transaction to return or destroy in accordance with the terms of such confidentiality agreement all confidential information heretofore furnished to such Person by or on behalf of the Company.

(i)    Subject to the Company’s right to make a Recommendation Change to the extent permitted by Section 7.3(e)(ii) or Section 7.3(e)(iv), the Company agrees that neither the Company Board nor any committee thereof shall withdraw or modify in a manner adverse to Parent or Sub, and that no resolution of the Company Board or any committee thereof shall be adopted to withdraw or modify in a manner adverse to Parent or Sub, the recommendation or declaration of advisability by such Company Board or any such committee of this Agreement or the Merger (it being understood that the Company Board’s recommendation shall be deemed to have been modified in a manner adverse to Parent and Sub if it shall no longer be unanimous) (any such withdrawal, modification or adoption being referred to in this Agreement as a “Recommendation Change”).

(ii)    A Recommendation Change may be made at any time prior to the Stockholder Approval if: (i) an Acquisition Proposal is made that did not result from a breach by the Company or any of its Representatives of any of the provisions of Section 7.3; (ii) at least two (2) days prior to the date of any meeting of the Company Board (or any committee thereof) at which the Company Board (or committee) will consider whether such Acquisition Proposal may constitute a Superior Proposal or whether such Acquisition Proposal may require the Company to make a Recommendation Change, the Company provides Parent with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a description of such Acquisition Proposal; (iii) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and its financial advisor(s), (A) that such Acquisition Proposal would, if this Agreement were not amended or an alternative transaction with Parent were not entered into, constitute a Superior Proposal and (B) that in light of such Acquisition Proposal, the failure to make a Recommendation Change, if this Agreement were not amended or an alternative transaction with Parent were not entered into, would reasonably be expected to be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law; (iv) the Company delivers to Parent a Superior Proposal Notice in accordance with Section 7.3(e)(iv) with respect to such Acquisition Proposal (including as an attachment the Specified Definitive Acquisition Agreement (as defined in Section 7.3(e)(iv)) relating to such Acquisition Proposal) and otherwise complies in all respects with the notice, negotiation and other requirements set forth in Section 7.3(e)(iv); and (v) following the negotiation period(s) described in Section 7.3(e)(iv), the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and its financial advisor(s), and after taking into account any definitive written proposal submitted to the Company by Parent or Sub to amend this Agreement or to enter into an alternative transaction as a result of any negotiations contemplated by Section 7.3(e)(iv), that (A) such Acquisition Proposal constitutes a Superior Proposal, and (B) in light of such Acquisition Proposal, the failure to make a Recommendation Change would reasonably be expected to be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law. For avoidance of doubt, a Recommendation Change shall have no effect on the effectiveness of the Stockholder Approval. The foregoing shall not affect that right of the Company to terminate this Agreement pursuant to Section 9.1(f).

(iii)    [Reserved]

(iv)    Notwithstanding anything to the contrary contained in Section 7.3(e)(ii), a Recommendation Change may not be made pursuant to Section 7.3(e)(ii), and this Agreement may not be terminated pursuant to Section 9.1(f), unless: (i) the Company Board shall have received an Acquisition Proposal that it has determined to be a Superior Proposal pursuant to Section 7.3(e)(ii) and shall have received from the Person making such Acquisition Proposal a definitive acquisition agreement, duly executed on behalf of such Person, providing for the consummation of the transaction contemplated by such Acquisition Proposal, (the “Specified Definitive Acquisition Agreement”); (ii) not less than four (4) Business Days (or such longer period as provided below) prior to any such Recommendation Change pursuant to Section 7.3(e)(ii) and not less than four (4) Business Days (or such longer period as provided below) prior to any termination of this Agreement by the Company pursuant to Section 9.1(d), the Company shall have delivered to Parent a written notice (the “Superior Proposal Notice”) stating that the Company (or the Company Board) intends to take such action pursuant to Section 7.3(e)(ii) and/or Section 9.1(d) and intends to enter into the Specified Definitive Acquisition Agreement with respect to such Acquisition Proposal; (iii) during the four (4) Business Day period commencing on the date of Parent’s receipt of such Superior Proposal Notice (as such period may be extended as provided below), the Company and its Representatives shall negotiate in good faith with Parent and its officers, directors and representatives regarding any revisions to the terms of the Merger and the other transactions contemplated by this Agreement proposed by Parent and the Company shall have made its Representatives reasonably available for the purpose of engaging in negotiations with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of this Agreement or a possible alternative transaction so that the Acquisition Proposal that is the subject of the Superior Proposal Notice ceases to be a Superior Proposal; and (iv) any definitive written proposal made by Parent or Sub to amend this Agreement or enter into an alternative transaction during the negotiations described in clause “(iii)” above shall have been considered by the Company Board in good faith, and, after the expiration of the negotiation period described in clause “(iii)” above, the Company Board shall have determined in good faith, after consultation with the Company’s outside legal counsel and its financial advisor(s), that such Acquisition Proposal still constitutes a Superior Proposal; provided, however, that, in the event of any amendment to the financial or other material terms of such Acquisition Proposal or any prior amendment to such Acquisition Proposal, the Company shall be required to deliver to Parent a new Superior Proposal Notice in respect of each (or any subsequent) amendment (including as attachments thereto a copy of the new Specified Definitive Acquisition Agreement relating to such amended Acquisition Proposal), and the negotiation period described in clause “(iii)” above from the date of Parent’s receipt of each such new Superior Proposal Notice, with respect to any such amendment.

(f)    Nothing in this Agreement shall prohibit the Company or the Company Board from disclosing to the Company’s stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or Item 1012(a) of Regulation M-A; provided, however, that unless such disclosure consists solely of a “stop, look and listen” communication containing only statements contemplated by Rule 14d-9(f) under the Exchange Act, the Company shall first comply with Section 7.3(e)(ii) to the extent applicable to such disclosure.

(g)    For purposes of this Agreement, “Acquisition Transaction” shall mean any direct or indirect transaction or series of transactions with any Person other than Parent or Sub or any of their respective Subsidiaries involving:

(A)any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which the Company is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of the Company; or (iii) in which the Company issues securities representing more than 15% of the outstanding securities of any class of voting securities of the Company; or
(B)any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Company.

Section 7.4    Stockholder Consent; Preparation of the Information Statement.

(a)    Pursuant to the Voting Agreements, certain stockholders of the Company have agreed to vote and deliver a written consent in the form attached hereto as Exhibit B with respect to the shares of Common Stock owned by them in favor of approval and adoption of this Agreement and approving the Merger and the other Transactions contemplated hereby (such written consent, as duly executed and delivered holders holding a majority of the issued and outstanding shares of Common Stock, the “Stockholder Consent” which shall constitute the Stockholders Approval). As soon as practicable upon receipt of the Stockholder Consent, the Company will provide Parent with a facsimile copy of such Stockholder Consent, certified as true and complete by an executive officer of the Company. In connection with the Stockholder Consent, the Company shall take all actions necessary to comply, and shall comply in all respects, with the DGCL, including Section 228 and Section 262 thereof, the Company Charter and the Company By-laws.

(b)    Within 20 days of the date hereof, the Company shall prepare and file with the SEC a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the Stockholder Consent, the Merger and the other transactions contemplated by this Agreement (the “Information Statement”). Each of the Company and Parent shall furnish all information concerning such person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Information Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Information Statement and shall provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each of the Company and Parent shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Information Statement. Notwithstanding the foregoing, prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent a reasonable opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by Parent. If, at any time prior to the date that is 20 days after the Information Statement is first mailed to the Company’s stockholders, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent which is required to be set forth in an amendment or supplement to the Information Statement, so that the Information Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(c)    The Company agrees that the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Information Statement will, at the date the Information Statement is filed with the SEC or mailed to the stockholders of the Company, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Information Statement based on information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation for reference therein. Parent agrees that none of such information will, at the date the Information Statement is filed with the SEC or mailed to the stockholders of the Company, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d)    Each of the Company and Parent shall use reasonable best efforts to cause the Information Statement to be (i) filed with the SEC in definitive form as contemplated by Rule 14c-2 under the Exchange Act and (ii) mailed to the Company Stockholders, in each case as promptly as practicable after, and in any event within two days after, the latest of (A) confirmation from the SEC that it has no further comments on the Information Statement, (iii) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (iv) expiration of the 10-day period after filing in the event the SEC does not review the Information Statement.

Section 7.5    Access to Information; Confidentiality. Subject to restrictions of applicable Law, the Company shall afford to Parent, and to Parent’s officers, employees, accountants, counsel, financial advisors, consultants and other representatives and advisors, upon reasonable notice, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, the Company shall furnish reasonably promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company may withhold the documents and information to the extent required to comply with the terms of a confidentiality agreement with a third party in effect on the date of this Agreement or to the extent that such information is commercially sensitive as between Parent and Sub, on the one hand, and the Company on the other; and provided further that such investigation or access shall not unreasonably disrupt the Company’s operations. Notwithstanding anything to the contrary in this Section, the Company shall not be required to provide any information which it reasonably believes it may not provide Parent or Sub by reason of applicable Law, rules or regulations, which constitutes information protected by attorney/client privilege, which the Company or any Subsidiary is required to keep confidential by reason of contract, agreement or understanding with third parties, or which the Company reasonably believes is competitively sensitive. All information exchanged pursuant to this Section 7.5 shall be subject to the Confidentiality Agreement.

Section 7.6    Commercially Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, including (i) the identification and obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations, from Governmental Entities and the making of all necessary Registrations (including, without limitation, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any other applicable foreign and/or supranational antitrust competition or similar Laws) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver form, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any Legal Proceedings challenging this Agreement or the consummation of the Merger, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the taking of all reasonable steps to provide any supplemental information requested by a Governmental Entity, including participating in meetings with officials of such entity in the course of its review of this Agreement, the Merger or the other transactions contemplated by this Agreement, (v) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement, and (vi) the satisfaction of the conditions precedent set forth in Article VIII; provided, however, with respect to filings under the HSR Act, such filings shall be made within ten (10) days after the date of this Agreement; provided further, however, that the obligations set forth in this sentence shall not be deemed to have been breached as a result of actions by the Company expressly permitted under Section 6.1. Notwithstanding the foregoing, the Company shall not be obligated to prepay or redeem debt, amend or waive the provisions of any Contract, or to pay any consent or similar fees or payments, or divest any assets or enter into commitments regarding the conduct of its business or licensing of technology or know-how unless such action is conditioned upon the consummation of the Merger. Without limiting the foregoing, Parent and its Subsidiaries shall not take or agree to take any action or make any commitment with respect to any acquisition of businesses or assets which would reasonably be expected to materially delay or prevent consummation of the Merger.

(b)    Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to (i) respond as promptly as practicable to any inquiries received from the United States Federal Trade Commission (the “FTC”) or the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) for information or documentation and to all inquiries and requests received from any state attorney general or other Governmental Entity in connection with antitrust matters, and (ii) not enter into any agreement with the FTC, the Antitrust Division or any other Governmental Entity not to consummate the Merger, except with the prior written consent of the other parties hereto. Parent shall use reasonable best efforts to take (and if such offer is accepted, commit to take) all steps necessary to avoid or eliminate impediments under any antitrust, competition, or trade regulation Law that may be asserted by the FTC, the Antitrust Division, any state attorney general or any other Governmental Entity with respect to the Merger so as to enable the consummation thereof as promptly as reasonably practicable and shall defend through litigation on the merits any claim asserted in any court by any party, including appeals. Without limiting the foregoing, Parent shall propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or, effective as of the Effective Time, the Surviving Corporation, or their respective subsidiaries or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of Parent, the Surviving Corporation or their respective Subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the consummation of the Merger. At the request of Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of the Company, provided that any such action may be conditioned upon the consummation of the Merger.

(c)    Each party shall (i) promptly notify the other party in advance of any communication, whether written or oral, to that party from the FTC, the Antitrust Division, any state attorney general or any other Governmental Entity and, subject to applicable Law, permit the other party to review in advance any proposed communication to any of the foregoing and reasonably consider each other’s views concerning any such communication; (ii) not agree to participate in any substantive meeting, discussion, conference or material communication with any Governmental Entity in respect of any filings, investigation or inquiry concerning this Agreement, or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat or therein; and (iii) furnish the other party with copies of, subject to subsection (i) above, all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives on the one hand, and any Governmental Entity or members or their respective staffs on the other hand, with respect to this Agreement, and the Merger.

(d)    In connection with the continuing operation of the business of the Company between the date of this Agreement and the Effective Time, subject to applicable Law, the Company shall consult in good faith on a reasonably regular basis with Parent to report material, individually or in the aggregate, operational developments, the general status of relationships with customers, suppliers, and resellers, the general status of ongoing operations and other matters reasonably requested by Parent pursuant to procedures reasonably requested by Parent; provided, however, that no such consultation shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(e)    Except as prohibited by applicable Law, the Company shall promptly notify Parent in writing of:

(i)    the occurrence of any matter or event that has resulted or, if left uncured, would reasonably be expected to result, in any condition to the transactions contemplated hereby and set forth in Section 8.1(a) not being satisfied;

(ii)    any written notice or other communication from any person (other than a Governmental Entity) alleging that notice to or consent of such person is required in connection with the Merger or the other transactions contemplated by this Agreement;

(iii)    any written notice or other communication from any distributor, Material Supplier, Material Customer or Material Distributor to the effect that such distributor, Material Supplier, Material Customer or Material Distributor is terminating or otherwise materially adversely modifying its relationship with the Company or any of its Subsidiaries as a result of the Merger or the other transactions contemplated by this Agreement;

(iv)    any material written notice or other material communication from any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement, and a copy of any such notice or communication shall be furnished to Parent, together with the Company’s written notice;

(v)    any filing or notice made by the Company with any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement, and a copy of any such filing or notice shall be furnished to Parent together with the Company’s written notice; and

(vi)    any Legal Proceedings commenced or, to the Knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.8 or that relate to the consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that no such notification shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(f)    Except as prohibited by applicable Law, Parent shall promptly notify the Company in writing of the occurrence or existence of any change, event, occurrence, fact, circumstance, effect or other matter that had or would reasonably be expected to have any material adverse effect with respect to the ability of Parent or Sub to consummate the Merger.

Section 7.7    Benefit Plans.

(a)    Parent agrees to cause the Surviving Corporation to maintain for a period of one year after the Effective Time for each individual employed by the Company without an employment agreement in effect on the date of this Agreement and who remains employed by the Surviving Corporation during such one year period, (i) the base salary or base wages of such employees of the Company on the date of this Agreement and (ii) employee benefits (other than equity-based, incentive, change in control, transaction bonus or similar plans, programs or arrangements) that are no less favorable in the aggregate to (x) those provided to such employee by the Company as of the date of this Agreement, (y) the employee benefits provided by Parent or any of its Subsidiaries to employees who are similarly situated to such employee, or (z) a combination of clauses (x) and (y), with the election between clauses (x), (y) and (z) as to each employee on a plan-by-plan basis to be made by Parent in its sole discretion.

(b)    To the extent that employees of the Company become eligible to participate in any employee benefit plan, program or arrangement maintained by Parent or any of its Subsidiaries, then for purposes of determining eligibility to participate and vesting, service with the Company prior to the Effective Time shall be treated as service with Parent or any of its Subsidiaries provide such service credit does not result in a duplication of benefits and excluding new plans, programs or arrangements under which prior service credit is not provided to participants generally. In addition, Parent shall use commercially reasonable efforts to cause all such plans to waive any pre-existing conditions, actively-at-work exclusions and waiting periods with respect to participation by and coverage of such employees (to the extent that satisfied under the corresponding Employee Benefit Plan immediately prior to the Effective Time) and to provide that any expenses, co-payments, and deductibles paid or incurred on or before the Effective Time by or on behalf of any such employees in respect of the applicable plan year in which the Merger occurs shall be taken into account under applicable Parent benefit plans for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

(c)    No provision contained in this Section 7.7 shall (i) create any right in any employee of the Company to continued employment by Parent, the Company or the Surviving Corporation, or preclude the ability of Parent, the Company or the Surviving Corporation to terminate the employment of any employee for any reason; (ii) prevent the amendment, modification or termination thereof after the Closing Date in a manner that is not inconsistent with Section 7.7(a); (iii) be treated as an amendment to any particular employee benefit plan of Parent or the Company; or (iv) create any third-party beneficiary rights in any Person, including any employee of the Company, or any beneficiary or dependent thereof.

Section 7.8    Fees and Expenses. Except as otherwise expressly provided herein, all fees and expenses incurred in connection with the Merger shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, that, any expenses of the Company incurred in connection with this Agreement (and the other transactions contemplated hereby and thereby) which are set forth on Section 7.8 of the Disclosure Schedule shall be paid by Parent in the event the Merger is consummated.

Section 7.9    Public Announcements. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. Parent and Sub, on the one hand, and the Company, on the other hand, shall use reasonable efforts to consult with each other before issuing, and provide each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Merger and, unless it has made reasonable efforts to do the foregoing, shall not issue any such press release or make any such public statement, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

Section 7.10    Sub. Parent will take all action necessary to cause Sub to perform its obligations under this Agreement, including to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 7.11    Transfer Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable by the Company, Parent or Sub in connection with the Merger (together with any related interest, penalties or additions to Tax, “Transfer Taxes”). All Transfer Taxes shall be paid by the Company and expressly shall not be a Liability of any holder of Common Stock.

Section 7.12    Section 16 Matters. Prior to the Effective Time, the board of directors of the Company, or an appropriate committee of non-employee directors, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition of Common Stock and Options pursuant to this Agreement by any officer or director of the Company who is a covered person for purposes of Section 16 of the Exchange Act shall be an exempt transaction for purposes of Section 16 of the Exchange Act.

Section 7.13    Transaction Litigation. Subject to applicable Law, other than with respect to any litigation where Parent is adverse to the Company, the Company will give Parent the reasonable opportunity, at Parent’s sole cost and expense, to participate, subject to a customary joint defense agreement, in (but not control) the defense of any Legal Proceeding against the Company or its directors or officers relating to this Agreement or the transactions contemplated hereby, including the Merger, and no such settlement will be agreed to or offered without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) and the Company shall consult in good faith with Parent on litigation strategy. Subject to applicable Law, other than with respect to any litigation where the Company is adverse to Parent, Parent will give the Company the reasonable opportunity, at the Company’s sole cost and expense, to participate, subject to a customary joint defense agreement, in (but not control) the defense or settlement of any Legal Proceeding against Parent or its directors or officers relating to the Merger. Prior to the consummation of the Merger, without the prior written consent of the Company, Parent shall not settle any Legal Proceeding related to the Merger unless such settlement provides a full and unconditional release for the Company and each officer and director of the Company party to such litigation. The Company shall not settle or make an offer to settle any litigation against the Company or any director by any stockholder relating to this Agreement, the transactions contemplated hereby, including the Merger, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) and the Company shall consult in good faith with Parent on litigation strategy.  Each of the Company and Parent shall, and shall cause their respective Subsidiaries to, cooperate in the defense or settlement of any litigation contemplated by this Section 7.13. The parties acknowledge that this Section 7.13 in no way limits the parties’ obligations under Section 7.6(a).

Section 7.14    Financing Cooperation.

(a)    Prior to the Closing, the Company shall provide to Parent all cooperation reasonably requested by Parent to facilitate a Debt Financing of the Merger Consideration, including, but not limited to, the following:

(i)    using commercially reasonable efforts to cause the senior officers of each of the Company to participate in a reasonable number of requested meetings, presentations, due diligence sessions and drafting sessions in connection with any Debt Financing, including direct contact between senior management of the Company with any actual and potential Debt Financing Sources;

(ii)    reasonably assist with the preparation of materials for bank information memoranda and similar documents reasonably required in connection with any Debt Financing;

(iii)    request its independent accountants to provide reasonable assistance to Parent consistent with their customary practice (including to provide consent to Parent to prepare and use their audit reports relating to the Company and issue any necessary “comfort letters,” in each case, on customary terms and consistent with their customary practice in connection with any Debt Financing);

(iv)    execute and deliver any credit agreements, notes, guarantee and collateral documents, hedging arrangements, pay-off letters, other definitive financing documents, a certificate of the chief financial officer or treasurer (or other comparable officer) of the Company that will be effective at the Closing certifying the solvency, after giving effect to the Closing, of the Company on a consolidated basis and other customary certificates or documents as may be reasonably requested by Parent or any Debt Financing Source and otherwise reasonably facilitating the pledging of collateral;

(v)    provide customary authorization letters to any Debt Financing Source of any Debt Financing authorizing the distribution of information to prospective lenders (including customary 10b-5 and material non-public information representations) (collectively, the “Authorization Letters”);

(vi)    take such other actions as reasonably requested by Parent to facilitate the satisfaction on a timely basis of all the conditions precedent to the Debt Financing; and

(vii)    within the time period required by any Debt Financing, providing all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, the PATRIOT Act as, when and to the extent required by any Debt Financing, as determined by Parent in good faith.

(b)    In no event shall Company be required to (1) bear any cost or expense, pay any fee, or incur any other actual or potential Liability in connection with the Debt Financing prior to the Closing, (2) take any actions to the extent such actions would unreasonably interfere with its respective ongoing business or operations, (3) take any action that would reasonably be expected to conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under any of their respective organizational and governing documents, any applicable Laws or the documents governing the Indebtedness or (4) execute or deliver, or take any corporate or other action to adopt or approve, any document, agreement, certificate or instrument with respect to the Debt Financing that will be effective before the Closing Date (in each case, other than the Authorization Letters).

(c)    “Debt Financing” means any debt financing obtained by Parent or any of its Affiliates in connection with the transactions contemplated by this Agreement, including financing of the Merger Consideration.

(d)    “Debt Financing Sources” means any Persons that have committed to provide or otherwise entered into a contract in connection with any Debt Financing.

Section 7.15    Resignation of Directors. At the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of all the directors of the Company, effective at the Effective Time.

Section 7.16    De-Registration of Company Shares; Transition Period SEC Reports.

(a)    Prior to the Closing Date, the Company shall cooperate with Parent and take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and rules and policies of OTC Markets Group (“OTC”) to enable the Common Stock to no longer be quoted on OTC and the deregistration of the Common Stock under the Exchange Act as of the Closing Date.

(b)    If (i) the Company is required or reasonably expected to be required to file with or furnish to the SEC any reports pursuant to the Exchange Act following the date hereof and prior to the Effective Time or (ii) the Company is required or reasonably expected to be required to file with or furnish to the SEC any reports pursuant to the Exchange Act within 10 Business Days (after the Effective Time (other than any reports relating to this Agreement, the Merger or any of the transactions contemplated hereby)), then the Company will provide to Parent, at least three (3) Business Days (unless a shorter period is required under applicable Law) prior to (i) the filing or furnishing date of such reports (with respect to such reports that are due prior to the Effective Time) or (ii) the Effective Time (with respect to such reports that are due within 10 Business Days after the Effective Time), a substantially final draft of each such report (each, a “Transition Period SEC Report”). The Company will give due consideration to all comments provided by Parent with respect to each Transition Period SEC Report to be filed with or furnished to the SEC prior to the Effective Time.

(c)    For purposes of this Agreement, “Business Day” shall mean any day other than Saturday, Sunday or other day on which the banks in New York are authorized by Law or executive order to be closed.

Section 7.17    Anti-Takeover Statute. In the event that any anti-takeover or other similar statute or Law that purports to limit or restrict business combinations (including any “control share acquisition,” “fair price,” “business combination” or other similar takeover Law), is, becomes or is deemed to be, applicable to this Agreement or any of the transactions contemplated by this Agreement, the Company, Parent and Sub shall use their respective reasonable best efforts to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such statute on this Agreement and the transactions contemplated hereby.

Section 7.18    Termination or Amendment of Affiliate Transactions. On and as of the Closing, except for those Contracts set forth on Section 7.18 of the Disclosure Schedule, all Contracts by and between, the Company, on the one hand, and any of its Affiliates, stockholders, employees and their respective Affiliates and immediate family members on the other hand, shall be terminated by the Company without cost to the Company and shall be of no further force or effect, and there shall be no further obligations of any of the parties thereunder.

Section 7.19    Payoff Letters. On and as of the Closing, the Company shall deliver, or cause to be delivered payoff letters, which shall be in form reasonably satisfactory to Parent, with respect to any Indebtedness of the Company and any necessary UCC authorizations or other Lien releases as may be reasonably required to evidence the satisfaction of such Indebtedness upon payment as set forth in the payoff letter.

Section 7.20    No Financing Condition. Notwithstanding anything to the contrary contained herein, including Section 7.14, Parent, Sub and the Company each acknowledge and agree that obtaining a Debt Financing is not a condition to the consummation of the Merger. In the event that a Debt Financing has not been obtained, Parent, Sub and the Company will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VIII, to consummate the Merger.

ARTICLE VIII.
CONDITIONS PRECEDENT

Section 8.1    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction (or waiver, if permissible under Law) at or prior to the Closing Date of the following conditions:

(a)    Stockholder Approval. The Stockholder Approval shall have been obtained;

(b)    HSR Act. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired;

(c)    Information Statement. The Information Statement shall have been mailed to the Company Stockholders in accordance with Section 10.2 at least 20 days prior to the Closing Date and the consummation of the Merger shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act); and

(d)    Injunctions; Proceedings. (i) No temporary restraining order, preliminary or permanent injunction or other order preventing the acquisition of or payment for shares of Common Stock pursuant to the Agreement or preventing consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Entity having authority over Parent, Sub or the Company and remain in effect and (ii) there shall not be any applicable Law enacted or deemed applicable to the Merger by a Governmental Entity having authority over Parent, Sub or the Company that makes the acquisition of or payment for shares of Common Stock pursuant to the consummation of the Merger illegal (each of the foregoing conditions described in clauses (i) and (ii) a “Blocking Prohibition”).

Section 8.2    Conditions to Obligations of the Company Under This Agreement. The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) at or prior to the Closing Date of the following conditions:

(a)    The representations and warranties of Parent and Sub contained in this Agreement, without giving effect to any qualifications as to materiality or other similar qualifications contained therein, shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except (i) for representations and warranties that are expressly made as of a specific date or time, which need only be so true and correct as of such date or time, or (ii) except where any failures of such representations and warranties to be so true and correct would not, individually or in the aggregate, materially prevent or materially delay the consummation by Parent and Sub of the transactions contemplated by this Agreement or the ability of Parent and Sub to perform their respective covenants and obligations under this Agreement;

(b)    Parent and Sub shall have performed or complied with in all material respects all covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing Date; and

(c)    Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by a duly authorized officer of Parent, certifying to the effect that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

Section 8.3    Conditions to Obligations of Parent and Merger Sub Under This Agreement. The obligations of Parent and Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Sub) at or prior to the Closing Date of the following conditions:

(a)    (i) The representations and warranties of the Company set forth in the first sentence of Section 4.1(a) and Sections 4.4, 4.17, and 4.23 and 4.26, (collectively, the “Fundamental Warranties”) shall be true and correct in all material respects (except for the representations and warranties set forth in Section 4.26, which shall be true and correct in all respects) at and as of the date hereof and at and as of the Effective Time as though made at and as of the Effective Time, except for Fundamental Warranties that are expressly made as of a specific date or time, which need only be so true and correct in all respects as of such date or time; (ii) the representations and warranties of the Company set forth in the second and third sentences of Section 4.1(a) and Sections 4.1(b) and 4.2 (collectively, the “De Minimis Warranties”) shall be true and correct in all respects, except for de minimis inaccuracies, at and as of the date hereof and at and as of the Effective Time as though made at and as of the Effective Time, except for De Minimis Warranties that are expressly made as of a specific date or time, which need only be so true and correct in all respects as of such date or time; and (iii) the representations and warranties of the Company set forth in Article IV (other than, for the avoidance of doubt, the Fundamental Warranties and the De Minimis Warranties), without giving effect to any qualifications as to materiality, Material Adverse Effect or other similar phrases contained in each of such representations and warrants, shall be true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except for such representations and warranties that are made as of a specific date or time (which need only be so true and correct as of such date or time), except where any failures of such representations and warranties to be so true and correct does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)    The Company shall have performed and complied with in all material respects all covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Closing Date;

(c)    Since the date of this Agreement, there has not been any change, event, development, condition, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(d)    The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c) have been satisfied;

(e)    The Company shall have delivered to Parent a statement in accordance with Treasury Regulations Sections 1.897-2(h) for purposes of satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3); and

(f)    There shall not be pending, or threatened in writing, any Legal Proceeding by any Governmental Entity having authority over Parent, Sub or the Company challenging or seeking to restrain or prohibit the acquisition of or payment for shares of Common Stock pursuant to the Agreement or preventing consummation of the Merger.

ARTICLE IX.
TERMINATION, AMENDMENT AND WAIVER

Section 9.1    Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time:

(a)    by mutual written consent of Parent and the Company;

(b)    by either Parent or the Company, if:

(i)    the Merger shall not have been consummated by March 31, 2018 (the “Outside Date”) for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such Outside Date and such action or failure to act constitutes a breach of this Agreement; or

(ii)    if any Governmental Entity issues an order, decree or ruling or takes any other action that shall have become final and nonappealable and constitutes a Blocking Prohibition, provided, however, that the right of any party to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to such party if the failure by such party to perform any of its obligations under this Agreement has been the principal cause of the issuance or adoption of such order, decree, ruling or failure of such order, decree or ruling to be vacated.

(c)    by Parent, if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 8.3(a) or 8.3(b) and, and (B) is incapable of being cured by the Outside Date or is not cured by the Company by the date that is 10 Business Days after its receipt of written notice thereof (provided that Parent is not then in material breach of any representation or warranty or covenant contained in this Agreement that would cause the failure of the conditions set forth in Section 8.2;

(d)    by Parent:

(i)    if the Company Board (A) makes a Recommendation Change, or otherwise amends or modifies in a manner materially adverse to Parent or Sub its approval or recommendation of this Agreement and the Merger, (B) fails to recommend the Merger to the Company Stockholders, (C) fails to reaffirm the Company Board Recommendation ten (10) Business Days after receipt of a written request by Parent to provide such reaffirmation following the public disclosure of an Acquisition Proposal or (D) fails to recommend against any publicly announced Acquisition Proposal within 5 Business Days after receipt of a written request by Parent; or

(ii)    if the Company shall have entered into a definitive agreement with respect to a Superior Proposal or Acquisition Proposal or the Company shall have materially breached Section 7.3;

(e)    by the Company, if Parent shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 8.2(a) or 8.2(b) and, and (B) is incapable of being cured by the Outside Date or is not cured by Parent by the date that is 10 Business Days after its receipt of written notice thereof (provided that the Company is not then in material breach of any representation or warranty contained in this Agreement that would cause the failure of the conditions set forth in Section 8.3;

(f)    By the Company, at any time prior to 5:00 p.m. New York City time on October 14, 2017, if the Company and the Company Board shall have complied in all material respects with the provisions of Section 7.3 and, substantially concurrently with the termination hereunder, shall have entered into a Specified Definitive Acquisition Agreement with respect to such Superior Proposal (a “Superior Proposal Termination”); provided, however, that such termination pursuant to this Section 9.1(f) shall not be effective unless prior to or concurrently with such termination the Company has paid the termination fee to or for the account of Parent pursuant to Section 9.2; or

(g)    by Parent, if the Stockholder Consent representing the Stockholder Approval shall not have been delivered to Parent prior to 5:00 p.m., New York City time, on the date that is one (1) day following the date of this Agreement.

(h)    by the Company, if (i) Parent shall have failed to consummate the Merger within two (2) Business Days after the date on which the Closing should have occurred pursuant to this Agreement, (ii) all the conditions set forth in Article VIII would have been satisfied if the Closing were to have occurred at such time (other than those conditions that by their terms are to be satisfied by actions taken at the Closing provided such conditions would have been satisfied as of such date) and (iii) the Company shall have given written notice to Parent at least two Business Days prior to the termination of this Agreement pursuant to this Section 9.1(h) (which notice may be given on the date the Closing should have occurred but for Parent’s or Sub’s refusal to consummate the Merger) that the Company has confirmed to Parent in writing that it stands ready, willing and able to consummate the Merger.

Section 9.2    Effects of Termination. (a) The Company agrees to pay Parent a fee equal to $5,506,000, plus the reasonable out of pocket expenses of Parent and Sub incurred in connection with the evaluation, negotiation, delivery and enforcement of this Agreement, if:

(i)    this Agreement is terminated by Parent pursuant to Section 9.1(d) (in which case, the fee shall be payable within two Business Days after such termination);

(ii)    this Agreement is terminated by the Company pursuant to Section 9.1(f) or

(iii)    this Agreement is terminated (X) by Parent pursuant to Section 9.1(c) or (Y) by either Parent or the Company pursuant to Section 9.1(b)(i) and, in the case of both (X) and (Y), and at the time of such termination an Acquisition Proposal (except, for purposes of this Section 9.2(a)(iii), shall have the meaning set forth in the definition of Acquisition Transaction contained in Section 7.3(g), except that all references to 15% shall be deemed references to 50%) had been made (other than by Parent or its Affiliates) and not withdrawn or an Acquisition Proposal (whether or not conditional and whether or not withdrawn) otherwise becomes known to the Company or the stockholders of the Company, and thereafter and within twelve (12) months after such termination either the Company has entered into a definitive agreement relating to an Acquisition Proposal or an Acquisition Transaction contemplated by an Acquisition Proposal has been consummated (in which case, the fee shall be payable no later than the first to occur of such entry into such definitive agreement or completion of such transaction).

(b)    The fee payable pursuant to Section 9.2(a) shall be made by wire transfer of same day funds. The Company acknowledges that the agreement contained in Section 9.2(a) are an integral part of this Agreement, and that, without this agreement, Parent and Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 9.2(a) (but in any event within two Business Days) following delivery by Parent of an invoice therefor, and, in order to obtain such payment, Parent or Sub commences a suit which results in a binding nonappealable judgment rendered by a court of competent jurisdiction against the Company for the fee set forth in this paragraph (b) the Company shall pay to Parent or Sub its costs and expenses (including attorneys’ fees) in connection with such suit.

(c)    Subject to the rights under Section 10.3, Parent agrees that the payment provided for in Section 9.2(a) shall be the sole and exclusive remedy of Parent upon termination of this Agreement under circumstances giving rise to an obligation (or potential obligation) of the Company to pay the amount set forth in Section 9.2(a) , and such remedy shall be limited to the aggregate of the sums stipulated in such section; provided, however, that nothing herein shall relieve any party from Liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. In no event shall the Company be required to pay to Parent more than one termination fee pursuant to Section 9.2(a).

(d)    Nothing in this Article IX shall be deemed to impair the right of any party to bring any action or actions for specific performance, injunctive and/or other equitable relief (including the right of any party to compel specific performance by another party of its obligations under this Agreement) pursuant to, and subject to the limitations set forth in, Section 10.3 prior to the valid termination of this Agreement, except that, although the Company, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 10.3, under no circumstances shall the Company be permitted or entitled to receive both specific performance of the type contemplated by Section 10.3 and any monetary damages.

(e)    In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any Liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 5.7, the penultimate sentence of Section 7.5, Section 7.8, Articles IV and V and except for any intentional breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement (which intentional breach and Liability therefor shall not be affected by termination of this Agreement or any payments required to be made pursuant to this Section 9.2).

Section 9.3    Amendment. This Agreement may be amended by the parties at any time before the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 9.4    Extension; Waiver. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 9.5    Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 9.1, an amendment of this Agreement pursuant to Section 9.3 or an extension or waiver pursuant to Section 9.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

ARTICLE X.
MISCELLANEOUS

Section 10.1    Non-Survival of Representations, Warranties and Agreements. All representations and warranties set forth in this Agreement shall terminate at the Closing, and only the covenants that by their terms survive the Effective Time shall so survive the Effective Time in accordance with their respective terms.

Section 10.2    Notices. Except for notices that are specifically required to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered in person or by email (upon confirmation of receipt), (b) on the first Business Day following the date of dispatch, if delivered by a recognized overnight courier service (upon proof of delivery) or (c) on the seventh Business Day following the date of mailing, if delivered by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company:

Lapolla Industries, Inc.
Intercontinental Business Park
15402 Vantage Parkway East, Suite 322
Houston, Texas 77032
Attention: Douglas Kramer
Email: dkramer@lapolla.com

with a copy to (which shall not constitute notice):

Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York 10012
USA
Attention:    Rick A. Werner
Greg Kramer
Facsimile:    (212) 884-8234
     (212) 884-9568
Email:        rick.werner@haynesboone.com
greg.kramer@haynesboone.com

If to Parent or Sub:

Icynene U.S. Holding Corp.
c/o Icynene Corp.
6747 Campobello Road
Mississauga, Ontario
L5N 2L7
Attention: Mark Sarvary
Facsimile: (905) 363-0103
Email: msarvary@icynene.com

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
USA

Attention:    Neil W. Townsend
        Thomas Mark
Facsimile:     (212) 728-8111
Email: ntownsend@willkie.com
tmark@willkie.com

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.
Section 10.3    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at Law or in equity.
Section 10.4    Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against the entities that are expressly named as parties and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any party shall have any Liability for any obligations or Liabilities of any party under this Agreement or for any claim based on, in respect of, or by reason of, the Merger.

Section 10.5    Entire Agreement. This Agreement, the Disclosure Schedule, and the Confidentiality Agreement dated July 18, 2017, between the Company and Houlihan Lokey Capital, Inc. (the “Confidentiality Agreement”) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.
Section 10.6    Governing Law.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or, if such court does not have jurisdiction over a particular matter, any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the Merger, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the Merger in any court other than a court of the United States located in the State of Delaware or a Delaware state court and (iv) consents to service of process in the manner provided for in Section 10.2.

(b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.7    Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

Section 10.8    Headings and Table of Contents. Headings of the Articles and Sections of this Agreement, the Table of Contents, and the Index of Definitions are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 10.9    No Third Party Beneficiaries. Except as provided in Section 3.3(c) (Exchange of Certificates - Exchange Procedures), Section 7.1 (Directors’ and Officers’ Indemnification) and Section 10.4 (Non-Recourse), this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, the Company shall have the right, on behalf of its stockholders, to pursue damages in the event of Parent’s fraud or breach of this Agreement.

Section 10.10    Incorporation of Exhibits. The Disclosure Schedule and the Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

Section 10.11    Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 10.12    Subsidiaries. As used in this Agreement, “Subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such person.

Section 10.13    Person. As used in this Agreement, “Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

Section 10.14    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law, merger, consolidation, reorganization or otherwise by any of the parties without the prior written consent of the other parties, except that Parent and Sub may assign, in their sole discretion, any of or all of their rights, interests and obligations under this Agreement to any Affiliate of Parent, Sub or FFL Partners LLC but no such assignment shall relieve the assigning party of any of its obligations under this Agreement if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

Section 10.15    Relationship of the Parties. This Agreement has been negotiated on an arm’s length basis between the parties and is not intended to create a partnership, joint venture or agency relationship between the parties.

IN WITNESS WHEREOF, undersigned have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.
LAPOLLA INDUSTRIES, INC.

By:    /s/ Douglas J. Kramer
Name: Douglas J. Kramer
Title: President and CEO

BLAZE MERGER SUB INC.

By:    /s/ Greg Long
Name: Greg Long
Title: President

ICYNENE U.S. HOLDING CORP.

By:    /s/ Greg Long
Name: Greg Long
Title: Vice President and Secretary